UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

SCHEDULE 14A
________________

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. ____)

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On Track Innovations Ltd.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ON TRACK INNOVATIONS LTD.
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 14, 2020

You are hereby notified that an extraordinary meeting of shareholders of On Track Innovations Ltd. (the “Company”), will be held on Tuesday, April 14, 2020, at 10:00 A.M., Israel time, at our offices, Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200 (the “Meeting”), for the following purposes:

1.      To approve an increase in the Company’s authorized share capital, by NIS 5,000,000, divided into 50,000,000 ordinary shares of NIS 0.1 par value per share, to NIS 10,000,000, divided into 100,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) and the Company’s Memorandum of Association accordingly;

2.      To approve the purchase of 4,800,000 ordinary shares of the Company (the “Ordinary Shares”) by Jerry L. Ivy, Jr. Descendants’ Trust (“Ivy”), pursuant to the share purchase agreement (the “Share Purchase Agreement”) dated December 23, 2019 by and among the Company, Ivy, and such other investors, as a private placement the purpose of which is to allow Ivy to hold more than 25% of the total voting rights at the general meeting of the shareholders of the Company, pursuant to Section 328(b) of the Israeli Companies Law of 1999-5759, as amended (the “Companies Law”);

3.      To elect Eran Gilad and Michael Shanahan (collectively, the “Director Nominees”) to serve as directors of the Company starting on the date of the Meeting until the Company’s next general meeting of shareholders following three years from their election, and to approve a grant of options to each of the Director Nominees, as described in the accompanying proxy statement;

4.      To elect Ms. Donna Seidenberg Marks and Mr. Leonid Berkovich (collectively, the “External Director Nominees”) to serve as external directors of the Company, as defined in the Companies Law, for a three-year term commencing on the date of the Meeting, and to approve a grant of options to Mr. Leonid Berkovich, as described in the accompanying proxy statement;

5.      To approve the employment agreement of the Company’s new Chief Executive Officer, Mr. Yehuda Holtzman, as described in the accompanying proxy statement;

6.      To approve the issuance of amended and restated indemnification and exemption letters to the directors and officers of the Company; and

7.      To approve the cash compensation payable to our directors (including external directors), currently in office and as may be elected from time to time, as described in the accompanying proxy statement.

The Board of Directors of the Company (the “Board”) recommends that you vote in favor of all the items above.

Record Date and Right to Vote

The Board has fixed the close of business on March 6, 2020, as the record date for the Meeting (the “Record Date”). Subject to the provisions of Israeli law and the Articles of Association, only shareholders on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

All shareholders that are entitled to notice and to vote at the Meeting are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares as of the Record Date (“Proof of Ownership”). If you do not have either an admission ticket or Proof of Ownership, you will not be admitted to the Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be held on April 14, 2020:

The proxy statement and proxy card are also available at http://www.otiglobal.com/agm and on our proxy agent’s website at www.proxyvote.com.

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
On Track Innovations Ltd., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200, attention: CFO.

Your vote is important regardless of the number of shares you own. You may vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date (as defined below) by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay and no later than the Cut-Off Date described below in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Chief Executive Officer of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Saturday, April 11, 2020 at 10:00 A.M. Israel time, which is April 11, 2020 at 03:00 A.M. Eastern Time (the “Cut-Off Date”).

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares, otherwise your broker, nominee or other institution may have the right to vote on the matters contained in the proxy pursuant to its sole discretion. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board,
/s/ James Scott Medford
James Scott Medford
Chairman of the Board of Directors

February 26, 2020

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly and no later than the Cut-Off Date, in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

ON TRACK INNOVATIONS LTD.

Hatnufa 5, Yokneam Industrial Zone

Yokneam, Israel, 2069200

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy card are being sent by On Track Innovations Ltd. (the “Company”) to the holders of record of the Company’s outstanding Ordinary Shares on March 6, 2020 (the “Record Date”). The Record Date has been fixed by the Company’s Board of Directors (the “Board”) as described hereunder. The accompanying proxy is being solicited by the Board for use at our Extraordinary General Meeting of Shareholders (the “Meeting”), to be held on Tuesday, April 14, 2020, at 10:00 A.M. Israel time, at our offices, Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of the Ordinary Shares held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed March 6, 2020 as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On February 5, 2020, there were 47,824,377 outstanding Ordinary Shares. Each Ordinary Share is entitled to one vote per share. Subject to the provisions of Israeli law and pursuant to the Articles of Association of the Company, no business may be transacted at any shareholder meeting unless a quorum is present when the meeting begins. The quorum required for a meeting of shareholders is at least two shareholders present in person or by proxy, holding in the aggregate at least one third (33 1/3%) of the issued and outstanding Ordinary Shares as of the Record Date (the “Quorum”). Abstentions will not be counted with respect to the items below but will be counted in determining if a Quorum is present. Broker non-votes, as defined below, are counted in determining if a Quorum is present.

All Ordinary Shares represented in person or by valid proxies received by the Company prior to the Cut-Off Date (as defined below), and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Because Items No. 2, 3, 4, 5, 6 and 7 in this proxy statement are non-routine proposals, your broker, bank or other agent will not be entitled to vote on these proposals without your instructions.

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Chief Executive Officer, by submitting a duly executed proxy bearing a later date, but not after the Cut-Off Date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

We will not be able to count a proxy card unless we receive it at our principal executive offices at Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200, or at our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Saturday, April 11, 2020, at 10:00 A.M. Israel time, which is Saturday, April 11, 2020, at 03:00 A.M. Eastern Time (“Cut-Off Date”). You may also vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date by following the instructions included on the enclosed proxy card.

Our website address and our proxy agent’s website address are included several times in this proxy statement as a textual reference only, and the information in these websites is not incorporated by reference into this proxy statement.

BACKGROUND TO PROPOSALS 1, 2 AND 3 — THE SHARE PURCHASE AGREEMENT

On December 23, 2019, we entered into a share purchase agreement (the “Share Purchase Agreement”) with Jerry L. Ivy, Jr. Descendants’ Trust (“Ivy”) and certain other investors (collectively, the “Investors”) relating to a private placement (the “Private Placement”) of an aggregate of up to 12,500,000 Ordinary Shares, NIS 0.1 par value per share, at a purchase price of $0.20 per share, for aggregate gross proceeds to the Company of up to $2,500,000. The initial closing of the Private Placement took place shortly thereafter (the “Initial Closing”).

At the Initial Closing, the Company issued and sold to the Investors an aggregate of 6,500,000 Ordinary Shares for aggregate gross proceeds to the Company of $1,300,000. Pursuant to the Share Purchase Agreement, and given that the Company currently does not have a sufficient authorized share capital to issue more than the 6,500,000 Ordinary Shares issued under the Initial Closing, a subsequent closing, pursuant to which the Company shall issue and sell to the Investors an aggregate of 6,000,000 Ordinary Shares for aggregate gross proceeds to the Company of $1,200,000, will take place if the Company increases its authorized share capital (the “Subsequent Closing”). In addition, under the terms of the Share Purchase Agreement and following the Initial Closing, the Board has appointed one representative to the Board, designated by Ivy, to serve as a director until the Meeting or as set forth in the Articles of Association. The increase in the share capital, the issuance of the Ordinary Shares under the Subsequent Closing, and the election of Ivy’s designee to the Board commencing on the date of the Meeting, require the approval of the Company’s shareholders and, in accordance with the Company’s obligations under the Share Purchase Agreement, are included as proposals in this proxy statement (proposals 1, 2 and 3, respectively).

Also pursuant to the terms of the Share Purchase Agreement, after the Subsequent Closing occurs, at Ivy’s election, the Board shall appoint an additional representative designated by Ivy; provided, however, that the appointment of such designee shall remain valid through the next general meeting of the Company’s shareholders or as set forth in the Articles of Association.

Pursuant to the Share Purchase Agreement, Ivy shall have a right to purchase any future equity securities offered by the Company, except with respect to certain exempt issuances as set forth in the Share Purchase Agreement.

The Ordinary Shares issued at the Initial Closing and to be issued in the Subsequent Closing are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Upon issuance, the Ordinary Shares will not be registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. The Company is obligated to file a registration statement with respect to the Ordinary Shares issued in the Private Placement within 90 days following the Subsequent Closing. This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Ordinary Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Share Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Share Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (“SEC”).

The forgoing description of the Share Purchase Agreement is qualified by reference to the full text of the Share Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 26, 2019.

ITEM NO. 1 —

APPROVAL OF AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL, BY NIS 5,000,000, DIVIDED INTO 50,000,000 ORDINARY SHARES OF NIS 0.1 PAR VALUE PER SHARE, TO NIS 10,000,000, DIVIDED INTO 100,000,000 ORDINARY SHARES OF NIS 0.1 PAR VALUE PER SHARE, AND RESPECTIVE AMENDMENTS TO THE COMPANY’S MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

Increase in our Authorized Share Capital

The Board has approved, subject to shareholders’ approval, an amendment to the Articles of Association and Memorandum of Association that increases the number of Ordinary Shares authorized for issuance from 50,000,000 to 100,000,000. The purpose of this increase is (i) to allow the consummation of the Subsequent Closing and issuance of Ordinary Shares to the Investors under the Share Purchase Agreement, as detailed above; and (ii) to maintain our current flexibility to conduct future issuances of our Ordinary Shares in the ordinary course from time to time to fund our operations, consistent with our historical practice of raising financing through equity and debt issuances. Other than the Share Purchase Agreement discussed above, we currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. If the increase is approved, after the increase, all Ordinary Shares issuable from our authorized share capital would have the same voting rights and rights to any dividends or other distributions by the Company as the Ordinary Shares currently issuable from our share capital.

Approval of Amendment to our Articles of Association and Memorandum of Association

We are therefore seeking approval of the shareholders to increase our authorized share capital by NIS 5,000,000 and accordingly to increase our authorized share capital by 50,000,000 Ordinary Shares (par value NIS 0.1 per share), from 50,000,000 (par value NIS 0.1 per share) to 100,000,000 (par value NIS 0.1 per share).

We are proposing to amend Article 2.1.1 of our Articles of Association as follows (deletions are struck through and additions are underlined):

“2.1.1    The registered capital of the Company is NIS ~~5,000,000~~ 10,000,000, divided into ~~50,000,000~~ 100,000,000 ordinary shares with a nominal value of NIS 0.1 each.”

We are also proposing to amend our Memorandum of Association to reflect the above changes.

Certain Risks and Disadvantages Associated with the Share Capital Increase

If we issue additional Ordinary Shares after the increase in our authorized share capital, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the increase in our authorized share capital not been effected. Future issuances of Ordinary Shares will dilute the voting power and ownership of our existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Although the purpose of the increase in authorized share capital is to allow the consummation of the Subsequent Closing (as defined below) and to maintain our capital-raising position, these additional Ordinary Shares may also be issued in the future for other purposes, such as compensation, giving rise to further opportunities for dilution. Other than in connection with the Share Purchase Agreement discussed above, we currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. However, the authorized Ordinary Shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the board or management of our Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares resulting from the increase in our authorized share capital thus may have the potential to limit the opportunity for our shareholders to dispose of their Ordinary Shares at a premium.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve an increase in the Company’s authorized share capital, by NIS 5,000,000, divided into 50,000,000 ordinary share of NIS 0.1 par value per share, to NIS 10,000,000, divided into 100,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Company’s Articles of Association and Memorandum of Association accordingly.”

Required Vote

The affirmative vote of 75% of the Ordinary Shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. As this proposal is deemed to be a routine matter, there will not be any broker non-votes on this proposal.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

ITEM NO. 2 —	APPROVAL OF THE PURCHASE OF 4,800,000 ORDINARY SHARES BY IVY PURSUANT TO THE SHARE PURCHASE AGREEMENT DATED DECEMBER 23, 2019 PURSUANT TO SECTION 328(B) OF THE COMPANIES LAW

Legal Background to Shareholder Approval Requirement

Since Ivy is expected to hold more than 25% of the total voting rights at the general meeting of the shareholders of the Company after the consummation of the Subsequent Closing, the Company needs to obtain the shareholders’ approval pursuant to the Israeli Companies Law of 1999-5759, as amended (the “Companies Law”), as further detailed in this Proposal No. 2 below.

Section 328(a) of the Companies Law provides, among other things, that no acquisition will be made in a public company that will result in (i) a person holding 25% or more of the company’s voting rights (a “Controlling Interest”), if there is no person that holds a Controlling Interest in the company; or (ii) a person holding more than 45% of the company’s voting rights, if there is no person that holds 45% or more of the voting rights in the company, unless by way of a special tender offer. Section 328(b) of the Companies Law further provides that the above shall not apply to a purchase of shares by way of a private placement, provided that such purchase was approved by the company’s shareholders as a private placement that is intended to acquire the offeree the Controlling Interest or the holding of 45% or more of the voting rights in the company.

To the best of the Company’s knowledge, as of the date of this Proxy Statement, no shareholder of the Company holds a Controlling Interest in the Company. However, if the Company’s shareholders approve this Proposal No. 2 and the Subsequent Closing is consummated, Ivy will hold (not including any of Ivy’s affiliates) approximately 26% of the voting rights in the Company and will become a holder of a Controlling Interest in the Company. Accordingly, the Board of the Company recommends to the Company’s shareholders to approve the purchase of Ordinary Shares by Ivy under the Subsequent Closing, including the holdings by Ivy of the Controlling Interest in the Company pursuant to Section 328(b) of the Companies Law.

In addition, it should be noted that since the Investors who entered into the Share Purchase Agreement, other than Ivy, are two directors of the Company, Mr. William C. Anderson III and Mr. James Scott Medford, the members of the Company’s Audit Committee (“Audit Committee”) and Board have discussed and approved the entry of the Company into the Share Purchase Agreement, as required under Section 272 of the Companies Law. The Audit Committee and Board noted, among other things, that the Company is in urgent need to obtain additional funding to secure the Company’s ability to maintain its business, that the price per share in the Private Placement was significantly above the price at which the Company’s Ordinary Shares had been traded during the period prior to the Board’s and Audit Committee’s approval of the Share Purchase Agreement (i.e., significantly above the “market price”) and, following negotiations between parties, no warrants are being issued, and concluded that it is advisable and in the best interest of the Company to approve the entry by the Company into the Share Purchase Agreement.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the purchase of 4,800,000 Ordinary Shares by Jerry L. Ivy, Jr. Descendants’ Trust (“Ivy”), pursuant to the share purchase agreement dated December 23, 2019 by and among the Company, Ivy, and such other investors, is hereby approved as a private placement the purpose of which is to allow Ivy to hold more than 25% of the total voting rights at the general meeting of the shareholders of the Company, pursuant to Section 328(b) of the Israeli Companies Law of 1999.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

ITEM NO. 3 —	ELECTION OF DIRECTORS AND APPROVAL OF THE GRANT OF OPTIONS TO THE DIRECTORS

Introduction — Election of Directors

The number of our directors is currently six with two directors, Mr. Eran Gilad and Mr. Michael Shanahan, having their terms expire at the Meeting. The Board has nominated Mr. Eran Gilad and Mr. Michael Shanahan, each of whom currently serves as a director, to be our Director Nominees. Mr. Michael Shanahan was designated as a director nominee by Ivy pursuant to the provisions of the Share Purchase Agreement (as further detailed above) and the inclusion of the proposal to elect Mr. Shanahan as a director in this proxy statement is in accordance with the Company’s obligation under the Share Purchase Agreement. Shareholders will be asked to elect each of the Director Nominees to hold office starting on the date of the Meeting until our next general meeting of shareholders following three years from their election. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that he is willing to be named as a nominee and each is willing to serve as a director if elected.

Furthermore, as required by the Companies Law, all Director Nominees have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as a director of the Company.

The names of each current member of our Board, our executive officers, and their ages as of the Record Date, are as follows:

Name	Age	Position(s) Held
James Scott Medford	68	Chairman of the Board of Directors
William C. Anderson III(1)(2)	49	Director
Eran Gilad	52	Director
Donna Seidenberg Marks(1)(2)	63	Director
Michael Shanahan	65	Director
Michael Soluri(1)(2)	48	Director
Yehuda Holtzman	59	Chief Executive Officer
Assaf Cohen	35	Chief Financial Officer

____________

(1)      Member of Compensation Committee

(2)      Member of Audit Committee

Director Nominees

Eran Gilad was appointed by the Board, effective October 3, 2019, to fill a vacancy on the Board and to serve until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s Articles of Association. We are now proposing Mr. Gilad’s election under this Item No. 3. Mr. Gilad has over 20 years of experience in senior financial and operational positions in companies operating in the high-tech field. From 1995 to 2005, Mr. Gilad held senior financial and operational positions in various public and private companies operating in the high-tech field. Mr. Gilad has served as the Chief Financial Officer of Silicom Ltd. (Nasdaq: SILC) (“Silicom”), since 2005 and as its Secretary from 2012. Silicom is a high-tech company providing high-performance networking and data infrastructure solutions. Mr. Gilad is a Certified Public Accountant in Israel and holds an M.A. in Economics from Tel-Aviv University and a B.A. in Accounting and Economics from Tel-Aviv University.

The Company believes Mr. Gilad’s professional and corporate experience make him suitable to serve as a director of the Company.

Michael Shanahan was appointed by the Board, effective January 23, 2020, to serve until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s Articles of Association. We are now proposing Mr. Shanahan’s election under this Item No. 3. Mr. Shanahan has served as owner and managing partner at Shanahan Law Firm since 2006. From 1988 to 1998, Mr. Shanahan served as an associate and then partner at the Seattle, Washington law firm, Bauer Moynihan & Johnson. From 1998 to 2003, Mr. Shanahan served as Vice President of administration and general counsel for Western Pioneer, Inc., and from 2003 to 2006, as Vice President of administration and general counsel for Blue North Fisheries, Inc., both companies in the fishing industry. In addition, since 1997, Mr. Shanahan has served as an adjunct professor at the Seattle University Law School. Mr. Shanahan holds a J.D. from the Seattle University School of Law and a B.A. from the University of Washington.

The Company believes Mr. Shanahan’s professional and corporate experience make him suitable to serve as a director of the Company.

Current Directors

William C. Anderson III was elected in 2014 as a director and was reelected in November 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Anderson is the founder of AmpThink LLC, a wireless solutions company focused on building large, complex, wireless networks employing different technologies including low and high frequency Radio-Frequency Identification (“RFID”), wireless bridging, WiFi, near field communications and Bluetooth. AmpThink has led the delivery of networks for three recent major American football sporting events. Mr. Anderson has been acting as the President of AmpThink LLC since its incorporation in 2011. Prior to AmpThink, Mr. Anderson was co-founder of Genesta, a wireless systems integrator specializing in the design and deployment of warehouse automation systems, where Mr. Anderson from 2000 to 2011 acted as Chief Technology Officer. In this position, Mr. Anderson helped create solutions for clients such as Con Edison, Frito-Lay, and Sara Lee. Mr. Anderson holds a degree in Economics and Philosophy from Boston College and a Master’s degree in Management Science from The State University of New York.

The Company believes Mr. Anderson’s qualifications including his years of experience in the high-tech industry and network solutions business, as well as his experience as Chief Technology Officer and President of private American companies, make him suitable to serve as a director of the Company.

Donna Seidenberg Marks was elected as an External Director under the Companies Law in November 2015, effective January 1, 2016. On November 20, 2018, the term of office of Ms. Seidenberg Marks as an External Director expired. In connection with such expiration and the previous adoption by the Company of the exemption that allows the Company to follow Nasdaq Stock Market (“Nasdaq”) rules with respect to appointment of independent directors and composition of audit and compensation committees (and exempts the Company from the need to elect External Directors and other requirements with respect to audit and compensation committees as more fully specified below), our Board of Directors appointed Ms. Seidenberg Marks as a director, effective November 21, 2018, to serve until the next general meeting of shareholders of the Company at which directors are being elected. On May 14, 2019 our shareholders approved the election of Ms. Seidenberg Marks as a director of the Company starting on May 14, 2019. Given that such exemption has expired (as further described in Proposal No. 4 below), we are now proposing to elect Ms. Seidenberg Marks as an External Director. Ms. Seidenberg Marks is a Certified Public Accountant with a wide variety of experience serving clients in various industries over her 38 years in the practice of public accounting. Ms. Seidenberg Marks has served as a director at the Fuoco Group, LLC, a certified public accounting firm that provides audit, tax and consulting services to its clients throughout its five locations in Florida and New York. Prior to joining the Fuoco Group, Mrs. Seidenberg Marks was the managing partner of her own firm, Donna Seidenberg, PA and served as a Managing Director at American Express Tax and Business Services (which merged into the international accounting firm of RSM International). Her practice included performing audits, reviews, and compilations of financial statements, preparing tax returns, and rendering consulting services, including forensic accounting and expert witness testimony in mediations and litigation matters in her areas of specialization. Her experience includes consulting on Sarbanes-Oxley implementation. Her experience also includes being a frequent speaker at local and national meetings of the Community Associations Institute for which she serves on its National Business Partners Council and is a past President and Treasurer of its local chapter. Ms. Seidenberg Marks earned a B.A. in Business Administration degree in Accounting (magna cum laude) from the University of South Florida in 1978 and is a member of the Florida Institute of Certified Public Accountants.

The Company believes that Ms. Seidenberg Marks’ professional and corporate experience, as well as her knowledge and familiarity with corporate finance and accounting as an experienced Certified Public Accountant, make her suitable to serve as an External Director of the Company.

James Scott Medford was appointed in January 2017 as a director and as Chairman of the Board of Directors and was reelected in November 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Medford has over 35 years of experience in the fields of AIDC (automatic identification and data capture), encompassing an early introduction to bar coding, wireless technology, speech recognition and RFID (Radio-Frequency Identification). From 1990 to 2006, Mr. Medford served as a Vice President at Intermec Technologies, where he developed various departments. During 2006, Mr. Medford was a partner at Genesta Partnership, which designs and deploys systems in manufacturing and logistics, where he also managed projects for Fortune 100 companies. From 2008 to 2015, Mr. Medford served as a Senior Vice President of Sales at Impinj, a manufacturer of RFID integrated circuits, devices and software. Most recently, Mr. Medford served as Chief Sales Officer at Invengo International Pte Ltd., a leading provider of RFID technology and solutions, focused on growing the American and European markets, mainly in the retail segments. Mr. Medford currently provides consulting services to numerous high-tech solution companies and investment firms and serves as Chairman of LMC, Ltd, a UK based company providing solutions to the international rail and transportation industry. Mr. Medford is also a Senior Vice President of Global Sales for Apex Supply Chain Technologies.

The Company believes Mr. Medford’s operational executive management and board experience with global companies make him suitable to serve as a director and Chairman of the Board of Directors of the Company.

Michael Soluri was appointed in January 2017 as a director and was reelected on November 21, 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Soluri is a technology sales executive with expertise in global direct IT sales within the finance, manufacturing and retail industries and the internet of things field. From 1993 to 1995, Mr. Soluri served as the Sales Director of Ameriquest Technologies, a company digitizing existing processes. From 1995 to 1997, Mr. Soluri served as the Executive Sales Director of Siemens Data Communications, where he focused on smart switching technologies and intelligent data hub markets. From 1998 to 2015, Mr. Soluri served as the Executive Manager, Global Client Services at the Imaging, Software and Solutions Division of Lexmark International, and he currently serves as the Chief Revenue Officer and Vice President of EDM Group that focuses on information management for organizations.

The Company believes Mr. Soluri’s professional and corporate experience make him suitable to serve as a director of the Company.

Executive Officers

Yehuda Holtzman was appointed as the Company’s Chief Executive Officer effective November 25, 2019. Mr. Holtzman served from 1998 to 2011 as president of MobileAccess Ltd., a cellular technology company he co-founded and sold to Corning in 2011. Following that, Mr. Holtzman co-founded and was the Chief Executive Officer of ExploreGate Ltd., a big data/AI company, and from 2016 until 2018, he was the Chief Executive Officer of Mobilogy Inc., a provider of mobile lifecycle solutions which was acquired in 2018.

Assaf Cohen was appointed as the Company’s Chief Financial Officer effective February 27, 2018 and served also as the Company’s Interim Chief Executive Officer between July 24, 2019 and November 25, 2019. Prior to his appointment, Mr. Cohen served as the Company’s controller and deputy Chief Financial Officer from July 2015 and oversaw the Company’s finance department in this capacity. Prior to joining the Company, Mr. Cohen was a controller at a private company, Samgal Ltd., for a year and a half and prior to that he was a senior accountant at Ernst & Young. Mr. Cohen received a B.A. in economics and accounting from the Haifa University, and he is a Certified Public Accountant in Israel.

There are no family relationships between any of our Director Nominees, External Director Nominees, current directors or executive officers.

Grant of Options to the Director Nominees

The Company wishes to approve the grant, to each of the Director Nominees, of options to purchase up to 30,000 Ordinary Shares of the Company under the Company’s Amended and Restated 2001 Stock Option Plan, as amended to date (the “Plan”), in addition to their fixed compensation as specified in this Proxy Statement, in accordance with the compensation of all of the other directors of the Company and in accordance with the provisions of the Amended and Restated Compensation Policy of the Company (the “Compensation Policy”). The Options, that were granted on November 5, 2019 to Mr. Gilad and on January 23, 2020 to Mr. Shanahan, have an exercise price calculated according to the average closing price of the Company’s Ordinary Shares during the 30 days prior to the date of grant ($0.28 is the exercise price of the options granted to both Mr. Gilad and Mr. Shanahan). These options will vest over three years, commencing on the date of grant, where 1/3 of the options shall vest at the end of each year following the vesting commencement date, provided that at such vesting date, the applicable Director Nominee holds office as a director and further subject to the terms of the Plan.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect each of Mr. Eran Gilad and Mr. Michael Shanahan as a Director on the Board starting on the date of the Meeting until the Company’s next general meeting of shareholders following three years from their election, and to approve the grant of options to Mr. Eran Gilad and Mr. Michael Shanahan, subject to the terms specified above.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. The voting for each director shall be conducted separately, and all the items for each director are being voted on as a package. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

ITEM NO. 4 —	ELECTION OF EXTERNAL DIRECTORS AND APPROVAL OF THE GRANT OF OPTIONS TO MR. LEONID BERKOVICH

Background

Under the Companies Law, a company incorporated under the laws of the State of Israel with shares listed on a stock exchange must appoint at least two External Directors; however, pursuant to an exemption provided under section 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000 (the “Exemption”) a public company with securities listed on certain foreign exchanges, including Nasdaq, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and has no controlling shareholder, is exempt from the requirement to appoint External Directors or comply with the audit committee and compensation committee composition requirements under the Companies Law.

On May 25, 2017, in conjunction with the expiration of Mr. Anderson’s term as External Director, and given that the Company satisfied all the conditions of the Exemption, the Company adopted the Exemption and appointed William C. Anderson III as a director (who is not an External Director), effective May 26, 2017, to serve until the next general meeting of shareholders of the Company at which directors are being elected. At the general meeting of shareholders that took place on November 21, 2017, Mr. Anderson was elected to serve as a director.

Ms. Seidenberg Marks, the Company’s only then remaining External Director at that time, ceased to act as an External Director on November 20, 2018 (pursuant to the provisions of section 5D of the Exemption and the Board appointed Ms. Seidenberg Marks as a director (who is not an External Director), effective November 21, 2018, to serve until the next general meeting of shareholders of the Company at which directors are being elected. At the general meeting of shareholders that took place on May 14, 2019, Ms. Seidenberg Marks was elected to serve as a director.

On October 31, 2019 (the “Effective Date”), the Company’s securities were delisted from Nasdaq and on the same day began trading on the OTCQX market (the “OTCQX”). As a result, and given that the OTCQX (and any of the other OTC markets) is not recognized as a qualified foreign exchange under the Exemption, as of the Effective Date, the Company does not satisfy the conditions specified in section 5D of the Exemption and is again subject to the requirement to appoint External Directors and to comply with the audit committee and compensation committee composition requirements under the Companies Law.

Currently, there is no External Director sitting on the Board of Directors of the Company. Therefore, we are now proposing to elect two External Directors under this Item No. 4.

Certain Requirements for the Election of External Directors

We are required under the Companies Law to convene a shareholders’ meeting to elect the External Directors. If at the time an External Director is appointed, all current members of the Board, who are not controlling shareholders or family members thereof, are of the same gender, then that External Director must be of the other gender. Since excluding Ms. Seidenberg Marks, all other incumbent Board members are of male gender, under the Companies Law at least one External Director to be appointed must be a female. Accordingly, the Board unanimously recommends electing each of Ms. Seidenberg Marks and Mr. Berkovich to serve as an External Director on the Board. Each of Ms. Seidenberg Marks and Mr. Berkovich will hold office for a three-year term commencing on the date of the Meeting.

The names of each current member of our Board, our executive officers, their ages and other applicable details as of the Record Date, are described in Item 3 above.

External Director Nominees

For information about Ms. Seidenberg Marks, see Item 3 above.

Leonid Berkovich has nearly 30 years of experience in the smart card industry, having worked in leading technology companies in areas including telecom, e-transactions and digital security. From 1996 to 2004, Mr. Berkovich served as a Senior Vice President Sales EMEA, Marketing & Product lines Director in the Test & Transactions Division of Schlumberger Limited (NYSE: “SLB”). From 2004 to 2006, Mr. Berkovich served as a Business Unit Director for Axalto. From 2006 to 2011, Mr. Berkovich served as a Managing Director Emerging Businesses for Gemalto N.V. Mr. Berkovich joined Orange Group at the end of 2011 and served as a Vice-President Product Marketing in Viaccess-Orca (an affiliate company of Orange) until 2018. Since 2018, he has been Director IoT, Connected Home at Orange’s Corporate Unit.

The Company believes that Mr. Berkovich’s professional and corporate experience, make him suitable to serve as an External Director of the Company.

The Company has received a statement from each of Ms. Seidenberg Marks and Mr. Berkovich, in which each of them declares that she meets all of the requirements applicable to External Directors, as set forth in the Companies Law. Furthermore, based on Ms. Seidenberg Marks’ and Mr. Berkovich’s statements, each of them meets the requirement of the Companies Law that an External Director shall possess financial and accounting expertise.

The Company is not aware of any reason why Ms. Seidenberg Marks or Mr. Berkovich, if elected as an External Director, would be unable to serve as such. The Company does not have any understanding or agreement with respect to the future election of Ms. Seidenberg Marks and Mr. Berkovich.

Grant of Options to Mr. Berkovich

Furthermore, the Company wishes, in addition to the fixed compensation specified in Item No. 7 below, in accordance with the Companies Regulations (Rules Regarding Compensation and Expenses of External Directors) — 2000 (“External Directors Compensation and Expenses Regulations”), and in accordance with the compensation of all of the other directors of the Company, to grant Mr. Berkovich options to purchase up to 30,000 Ordinary Shares of the Company under the Plan, with an exercise price calculated according to the average closing price of the Company’s Ordinary Shares on the OTCQX during the 30 trading days prior to the date of grant, which shall vest annually in three substantially equal installments starting on her first day in office, the Meeting date, subject to the terms of the Plan.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect each of Ms. Donna Seidenberg Marks and Mr. Leonid Berkovich as an External Director on the Board for a three-year term, commencing on the date of the Meeting, and to approve the grant of options to Mr. Leonid Berkovich, subject to the terms specified above.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either: (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling shareholders and do not have a personal interest in said election (excluding a personal interest that is not related to the relationship with the controlling shareholder)1, excluding for such purpose any abstentions; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. The voting for each External Director shall be conducted separately, and all the items for each External Director are being voted on as a package. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

____________

1          Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, otherwise than by reason of being a director or other office holder of the Company, and you are deemed to have a personal interest if any member of your immediate family or their spouse has a personal interest in the adoption of the proposal. In addition, you are deemed to have a personal interest if a company, other than the Company, that is affiliated with you has a personal interest in the adoption of the proposal.  Such company is a company in which you or a member of your immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares.  However, you are not deemed to have a personal interest in the adoption of the proposal if your interest in such proposal arises solely from your ownership of the Company’s Ordinary Shares, or to a matter that is not related to a relationship with a controlling shareholder.

ITEM NO. 5 —	APPROVAL OF THE EMPLOYMENT AGREEMENT OF THE COMPANY’S NEW CHIEF EXECUTIVE OFFICER, MR. YEHUDA HOTLZMAN

In connection with the appointment of Mr. Yehuda Holtzman as Chief Executive Officer of the Company, the Company’s Compensation Committee and the Board of Directors have approved and recommended the shareholders to approve Mr. Holtzman’s employment agreement, the substantial terms of which are specified below, and all of the other terms and provisions further detailed in Mr. Holtzman’s employment agreement (the “Employment Agreement”) a copy of which is included as Appendix A hereto, and further determined that such agreement is advisable and in the best interest of the Company and its shareholders.

The following is a summary of the main proposed terms of the employment agreement of Mr. Holtzman.

Title:	Chief Executive Officer
Services:

Mr. Holtzman will be responsible for the day to day and management of the Company and the operations thereof and all other actions as required under applicable law, and will supervise the activities of the Company’s subsidiaries.

Gross Monthly Salary:	NIS 76,000 (approximately $22,000 based on current exchange rates)
Bonus:

The maximum annual bonus that can be achieved by Mr. Holtzman equals 10 times the Gross Monthly Salary, based on financial and other performance criteria as determined by the Board or the Company’s Compensation Committee and mutually agreed with Mr. Holtzman. For 2020, the annual bonus shall be calculated as the sum of the following items:

• 10% of the annual bonus (up to NIS 76,000) shall be discretionary, which will be decided by the Board.

•   70% of the annual bonus (up to NIS 532,000) shall be calculated based on the Company’s Operating Profit for 2020 (as defined below), with 0% at $0 in Operating Profit and 100% awarded at $200,000 in Operating Profit, calculated on a linear basis, but not more than NIS 532,000.

•   20% of the annual bonus (up to NIS 152,000) shall be calculated based on the Company’s Operating Profit for 2020, with 0% at $200,000 in Operating Profit and 100% awarded at $500,000 in Operating Profit, calculated on a linear basis, but not more than NIS 152,000.

The term Operating Profit shall be defined as the higher of the Company’s operating profit as provided for in its published financial statements for the period: (i) January 1, 2020 and December 31, 2020; or (ii) April 1, 2020 and March 31, 2021.

The annual bonus for 2020, if any, will be paid on or before June 30, 2021. All other terms and conditions of the annual bonus are as set forth in the Company’s Compensation Policy currently in effect.

Equity:

Options to purchase 450,000 Ordinary Shares. Each option shall be exercisable upon payment of the exercise price which will be the fair market value of the underlying Ordinary Shares as determined by the Board (which will be equal to the average closing price of the Ordinary Shares during the trading days over the 30 calendar days prior to the date when the Employment Agreement is approved by the Company’s shareholders). The options will be subject to a 3 year vesting period starting on the commencement date of Mr. Holtzman as the Company’s Chief Executive Officer so that each portion of 150,000 options shall vest on each of the first, second and third anniversaries of the commencement date, all subject to the terms and provisions of the Plan. All other maters not specified in the Employment Agreement with respect to the said options will be governed by the Plan and the Company’s Insider Trading Policy.

In addition, during each calendar year starting and also for 2020 Mr. Holtzman will be awarded share options annually to promote retention and to incentivize Mr. Holtzman to positively impact shareholder value over a time horizon greater than one year. The total number of options that will be issued to Mr. Holtzman in any calendar year is options to purchase 100,000 Ordinary Shares. The exercise price of the options shall be determined by the Board and will generally equal to the fair market value of the Company’s Ordinary Shares on the date of grant, provided, however, that regarding the Options to be granted during the first calendar year of Mr. Holtzman’s employment the exercise price shall not be less than $0.35 per option.

The issuance of option awards will be subject to the discretion and approval of both the Compensation Committee and the Board.
The options granted under the Employment Agreement shall fully accelerate upon the consummation of an M&A Transaction (as defined in the Employment Agreement).
Term	The term of the employment is for an unlimited duration.
Termination:	Either party may terminate the agreement without cause upon prior written notice of 90 days. The Company may immediately terminate the agreement with cause.
Confidentiality and Non-Competition:	Mr. Holtzman shall execute a standard confidentiality and non-competition agreement.
Vacation Days:	Mr. Holtzman shall be entitled to 24 vacation days, with respect to each 12 months period of continuous employment with the Company.
Other Terms:

Mr. Holtzman shall be entitled to other rights and benefits, such as the use of a Company car and cellular phone, reimbursement of expenses, contributions towards a vocational study fund (“Keren Hishtalmut”), meals at the Company’s facilities (the value of the Company car, cellular phone, and meals shall be grossed up), and other rights granted to employees under applicable Israeli labor laws, such as convalescence pay (“Dmei-Havraa”) and sick leave.

The forgoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, a copy of which is attached as Appendix A hereto.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the Employment Agreement of the Company’s Chief Executive Officer, Mr. Yehuda Holtzman.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling shareholders and do not have a personal interest in said resolution2; or (ii) the total number of shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

____________

2        See footnote 1 above.

ITEM NO. 6 —	APPROVAL OF AMENDED AND RESTATED INDEMNIFICATION AGREEMENTS FOR DIRECTORS AND OFFICERS

The Companies Law provides that the indemnification and release of a director or a chief executive officer requires the approval of shareholders.

The Companies Law provides that directors and officers may not be indemnified or released with respect to (i) a breach of a director’s or an officer’s fiduciary duty, unless such breach is committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the Company; (ii) a breach of a director’s or an officer’s duty of care to the Company committed intentionally or recklessly; (iii) an act or omission by a director or an officer with the intent of unlawfully realizing personal gain; and (iv) fines, monetary sanctions, forfeiture, and/or penalties imposed upon a director or an officer.

In addition, current Israeli law provides that directors and officers can only be released with respect to liability for damages caused as a result of a breach of their duty of care to the Company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution).

In order to help ensure the Company’s continued ability to attract and retain highly qualified board members and officers and to allow the Company to indemnify directors and officers in connection with payments and expenses incurred in connection with certain administrative proceedings that may be brought under the Israeli Securities Laws, 5278-1968, as amended, the Compensation Committee of the Board has recommended, and the Board has approved and further recommends that shareholders approve, with respect to all directors and the Chief Executive Officer of the Company currently in office and any other directors and executive officers as may be appointed from time to time to (a) indemnify and release such directors and officers to the maximum extent permitted by law pursuant to the terms and provisions set forth substantially in the form of the Indemnification Agreement attached hereto as Appendix B (“Indemnification Agreement”), including and with respect to any acts or omissions made in their capacity as directors and executive officers of the Company prior to the date of approval by shareholders; and (b) enter into such Indemnification Agreements.

Under the proposed Indemnification Agreement, the Company’s undertaking to indemnify each director and the executive officer for monetary liabilities (i) shall be limited to matters that are connected or otherwise related to those events or circumstances set forth in Section 4 of the Indemnification Agreement and (ii) shall not exceed $10 million in the aggregate per director or officer. The Board has determined, in accordance with Israeli law, that such maximum amount is reasonable under the circumstances and that the events and circumstances specified in Section 4 of the Indemnification Agreement are foreseeable in light of the Company’s activities as of the date hereof.

The Indemnification Agreement includes a few technical minor modifications to the form of indemnification agreement that was last approved by the Company’s shareholders in 2013, as set forth in Appendix B. The description of the general terms of the Indemnification Agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the general terms of the Indemnification Agreement, the form of which is attached hereto as Appendix B and is incorporated herein by reference.

A marked copy of the Indemnification Agreement indicating the proposed amendments to the form of indemnification agreement approved in 2013 is attached hereto as Appendix B.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the issuance of Indemnification Agreements to the directors and officers of the Company currently in office and as may be appointed from time to time, in the form attached hereto as Appendix B.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided that either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling shareholders and do not have a personal interest in said resolution (excluding for such purpose any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent (2%) of the voting rights in the Company.3 Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

____________

3        See footnote 1 above.

ITEM NO. 7 —	APPROVAL OF THE CASH COMPENSATION PAYABLE TO OUR EXTERNAL DIRECTORS AND OTHER DIRECTORS

Background

We currently provide cash compensation to our directors pursuant to, and in such amounts permitted to be provided to expert external directors as set forth in the External Directors Compensation and Expenses Regulations and the Appendices thereto.

Due to the recent decline in our shareholders’ equity (as calculated on December 31, 2019 and subject to change, as the audit of our financial statements as of December 31, 2019 is still in process), our “Grade” under the External Directors Compensation and Expenses Regulations has changed from “B” to “A” and, accordingly, the amount payable to expert external directors under the External Directors Compensation and Expenses Regulations declined significantly.

Our Board and management believe that, in order to continue to attract and retain highly qualified individuals with the requisite skill and experience to serve on the Board and the committees thereof, we should continue to pay our external directors and other directors cash compensation in an amount that reflects their education, is in line with market standards and which compensates the effort and dedication required from them. However, our Board has agreed to reduce the cash compensation payable to our external directors and other directors, so it will equal to the lower rates for expert external directors derived from the decline in our shareholders’ equity, as described above.

Therefore, we are proposing that we pay to our directors (including external directors), currently in office and as may be elected from time to time, cash compensation based on the expert external directors rates pursuant to the External Directors Compensation and Expenses Regulations, in such lower rates derived from the decline in our shareholders’ equity, which are equal to the following amounts: annual compensation of NIS 49,111 (approximately $14,000 based on current exchange rates); meeting participation fees of NIS 3,283 (approximately $900 based on current exchange rates) per in-person meeting; meeting participation by telephone fees of NIS 1,970 (approximately $550 based on current exchange rates) per meeting; and NIS 1,642 (approximately $450 based on current exchange rates) per written resolution.

For comparison, the cash compensation paid to our directors for 2019, was the following: annual compensation of NIS 63,690 (approximately $18,000 based on current exchange rates); meeting participation fees of NIS 3,300 (approximately $900 based on current exchange rates) per in-person meeting; meeting participation by telephone fees of NIS 1,980 (approximately $550 based on current exchange rates) per meeting; and NIS 1,650 (approximately $450 based on current exchange rates) per written resolution.

Under the Companies Law, the compensation of directors requires the approval of the compensation committee, board of directors and shareholders, in that order. The Compensation Committee recommended, and the Board approved, the proposed annual cash compensation for our directors (including external directors), currently in office and as may be elected from time to time, and determined that such compensation is consistent with the Compensation Policy.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the Company pay cash compensation to its directors (including external directors), currently in office and as may be elected from time to time, in the following amounts, effective January 1, 2020 or the date of such director election or nomination, according to the later: annual compensation of NIS 49,111; meeting participation fees of NIS 3,283 per in-person meeting; meeting participation by telephone fees of NIS 1,970 per meeting; and NIS 1,642 per written resolution.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on this proposal, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the adoption of the forgoing resolution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of February 5, 2020 (unless provided herein otherwise), with respect to holdings of our Ordinary Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Ordinary Shares outstanding as of such date; (2) each of our Director Nominees, External Director Nominees and other current directors; (3) each of our Named Executive Officers (specified below); and (4) all of our current directors and executive officers as a group.

Unless otherwise indicated below, all information with respect to the ownership of any of the below shareholders has been furnished by such shareholder and we believe that the persons named in the table have sole voting and sole investment power with respect to all of the shares shown as owned, subject to community property laws, where applicable. The shares owned by the Director Nominees, External Director Nominees, other current directors and executive officers include the shares owned by their family members to which such nominees, directors and executive officers disclaim beneficial ownership, as provided for below. If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

The information in the table below is based on 47,824,377 Ordinary Shares outstanding as of February 5, 2020 and reflects number of shares owned. Unless otherwise indicated, the address of each of the individuals named below is: c/o On Track Innovations Inc., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200.

Name of beneficial owner	Position	Number of Ordinary Shares Beneficially Owned	% of Class of Ordinary Shares
William C. Anderson III(1)	Director	1,120,000	2.3%
Eran Gilad	Director	—	—
James Scott Medford(2)	Director	290,000	*
Donna Seidenberg Marks(3)	Director	50,000	*
Michael Shanahan	Director	—	—
Michael Soluri(4)	Director	20,000	*
Leonid Berkovich	External Director Nominee	—	—
Yehuda Holtzman	Chief Executive Officer	—	—
Shlomi Cohen	Former Chief Executive Officer	—	—
Assaf Cohen(5)	Chief Financial Officer	41,667	*
All current directors and executive officers as a group persons)		1,521,667	3.2%
5% Shareholders
Jerry L. Ivy, Jr.(6)	Shareholder	10,488,680	21.93%

____________

(*)      Less than 1%

(1)      Includes 1,100,000 Ordinary Shares held by Mr. Anderson and includes options held by Mr. Anderson to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(2)      Includes 270,000 Ordinary Shares held by Mr. Medford and includes options held by Mr. Medford to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(3)      Consists of options held by Ms. Seidenberg Marks to purchase 50,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(4)      Consists of options held by Mr. Soluri to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(5)      Consists of options held by Mr. Cohen to purchase 41,667 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(6)      Information is based solely on Schedule 13D/A filed by Mr. Ivy with the SEC on December 30, 2019 and consists of 9,197,575 Ordinary Shares held by Mr. Ivy and 1,291,105 Ordinary Shares held by other parties to such Schedule 13D/A (out of which 779,902 Ordinary Shares are held by Ms. Marlene V. Ivy and 511,203 Ordinary Shares are held by Ms. Sandra Hardardottir). Mr. Ivy’s address is 1003 Lake St. #301, Kirkland, WA 98033.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3 and 4, and amendments thereto, submitted to the SEC during the fiscal year ended December 31, 2019, we believe that during said year, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, other than a late filing of a Form 4 on behalf of Ms. Donna Seidenberg Marks that was filed on May 20, 2019 instead of by May 16, 2019, and a late filing of a Form 3 on behalf of Jerry Lafe Ivy, Jr., that was filed on July 17, 2019 instead of by July 15, 2019, due to a clerical error.

CORPORATE GOVERNANCE

Independent Directors

All of our current directors on our Board and each Director Nominee and External Director Nominee are independent directors as defined in SEC and Nasdaq rules (if such rules were applicable to us). As described above, Mr. Shanahan was designated to serve as a director by Ivy pursuant to the terms of the Share Purchase Agreement. Other than in their capacities as directors and shareholders, none of our other directors, Director Nominees or External Directors, has any arrangement or relationship with us.

Financial Expertise

Under the Companies Law, our Board is required to determine how many of our non-External Directors should be required to have financial and accounting expertise. In determining such number, the Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that at least one director (excluding an External Director) should be required to have financial and accounting expertise. Each member of the Audit Committee of our Board has financial and accounting proficiency as defined under the Companies Law.

Board Leadership Structure

Mr. Holtzman is our Chief Executive Officer, and Mr. Medford is Chairman of our Board. As Chief Executive Officer of the Company, Mr. Holtzman reports to the Company’s Board. None of our independent directors serves as the lead independent director. We believe that this leadership structure is appropriate given the current size and operations of the Company.

Risk Oversight

Our Board’s role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and deliberations.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, whose performance is assessed by the Board, and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible, among other things, for overseeing the management of financial and accounting risks, risks related to the Company’s compliance with legal and regulatory requirements, risks in regard to the independent auditor’s performance of its internal audit function, evaluation of any inadequacies in the business management of the Company and risks in related-party transactions. The Compensation Committee is responsible, among other things, for overseeing the management of risks relating to executive and employee compensation plans, incentive awards and other beneficial arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

External Directors

Under the Companies Law, a company incorporated under the laws of the State of Israel with shares listed on a stock exchange must appoint at least two External Directors; however, pursuant to the Exemption a public company with securities listed on certain foreign exchanges, including Nasdaq, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and has no controlling shareholder is exempt from the requirement to appoint External Directors or comply with the audit committee and compensation committee composition requirements under the Companies Law.

On May 25, 2017, in conjunction with the expiration of Mr. Anderson’s term as External Director, and given that the Company satisfied all the conditions of the Exemption, the Company adopted the Exemption and appointed William C. Anderson III as a director (who is not an External Director), effective May 26, 2017, to serve until the next general meeting of shareholders of the Company at which directors are being elected. At the general meeting of shareholders that took place on November 21, 2017, Mr. Anderson was elected to serve as a director.

Ms. Seidenberg Marks, the Company’s only then remaining External Director at that time, ceased to act as an External Director on November 20, 2018 and the Board appointed Ms. Seidenberg Marks as a director (who is not an External Director), effective November 21, 2018, to serve until the next general meeting of shareholders of the Company at which directors are being elected. At the general meeting of shareholders that took place on May 14, 2019, Ms. Seidenberg Marks was elected to serve as a director.

On the Effective Date, the Company’s securities were delisted from Nasdaq and on the same day were listed on the OTCQX. As a result, and given that the OTCQX (and any of the other OTC markets) is not recognized as a qualified foreign exchange under the Exemption, as of the Effective Date, the Company does not satisfy the conditions specified in section 5D of the Exemption and is again subject to the requirement to appoint External Directors and to comply with the audit committee and compensation committee composition requirements under the Companies Law.

Currently, there is no External Director sitting on the Board of Directors of the Company. Therefore, we are now proposing to elect two External Directors under Item 4 above.

Qualifications

The Companies Law provides that a person may not be appointed as an External Director if the person is a relative of the controlling shareholder of the company or if the person (or any of the person’s relatives, partners, employers or anyone to whom the person is directly or indirectly subjected to or any entity under the person’s control) has or had during the two years preceding the date of appointment any affiliation with the company, its controlling shareholder, any of the controlling shareholder’s relatives, any other entity under the control of the company or the company’s controlling shareholder, and, where there is no controlling shareholder and no shareholder holding 25% or more of the voting power of the company, any affiliation to the chairman of the board of directors of the company, the company’s chief executive officer, any beneficial owner of 5% or more of the issued shares or the voting power of the company or the most senior executive officer of the company in the finance field.

The term affiliation includes:

•        an employment relationship;

•        a business or professional relationship maintained on a regular basis;

•        control; and

•        service as an office holder, excluding service as a director in a private company prior to the first offering of its shares to the public, if such director was appointed as a director of the private company in order to serve as an External Director following the public offering.

“Office holder” is defined in the Companies Law as a chief executive officer, chief business manager, deputy general manager, vice general manager, any person who holds such position in the company, even if such person holds a different title, any director and other manager or officer who reports directly to the chief executive officer.

No person can serve as an External Director if his or her position or other business interests create, or may create, a conflict of interest with his or her responsibilities as an External Director or may otherwise interfere with his or her ability to serve as an External Director. No person can serve as an External Director if the person (or any of the person’s relatives, partners, employers, anyone to whom the person is directly or indirectly subjected to or any entity under the person’s control) has business or professional relations with anyone the affiliation with whom is prohibited by the Companies Law, even if those affiliations are not of an ongoing nature, excluding negligible affiliations. External Directors are required to possess professional qualifications as set out in regulations promulgated under the Companies Law.

If at the time an External Director is appointed, all current members of the Board, who are not controlling shareholders or family members thereof, are of the same gender, then that External Director must be of the other gender. Regulations promulgated under the Companies Law provide that the requirement of Israeli residency does not apply to the External Directors of companies whose shares are listed for trading outside of Israel.

Based on information provided to the Company, each of Ms. Seidenberg Marks and Mr. Berkovich, our External Director Nominees, qualifies as an External Director under the Companies Law.

Committee Membership

Under the Companies Law, each committee of our Board must include at least one External Director and the Audit Committee and Compensation Committee must include all of the External Directors. Our External Director Nominee, Ms. Seidenberg Marks is currently serving on our Audit Committee and Compensation Committee and the other External Director Nominee, Mr. Berkovich, is expected to become an External Director member of the Audit Committee and Compensation Committee, subject to Mr. Berkovich’s election by the general meeting of shareholders.

Election, Term and Compensation

External Directors are elected by a majority vote at a shareholders’ meeting at which either the majority of shares voted at the meeting, including at least a majority of the shares held by non-controlling shareholders disinterested with respect to the interests of controlling shareholders voted at the meeting, vote in favor of the election of the External Director, or the total number of shares held by non-controlling shareholders disinterested with respect to the interests of controlling shareholders voted against the election of the External Director does not exceed two percent of the aggregate voting rights in the company.

The initial term of an External Director is three years commencing from the date of his or her election and in general, only two additional three year periods are allowed under the law. External Directors may only be removed by the same percentage of shareholders as is required for their election, or by a court, and then only if the External Directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the company. If an external directorship becomes vacant, our Board is required under the Companies Law to call a shareholders’ meeting promptly to appoint a new External Director.

An External Director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an External Director.

Alternate Directors

Under our current articles of association as amended and restated on December 6, 2013, each of our directors may appoint, with the agreement of the Board and subject to the provisions of the Companies Law, by written notice to us, any person to serve as an alternate director. Under the Companies Law, neither a currently serving director nor a currently-serving alternate director or any person not eligible under the Companies Law to be appointed as a director may be appointed as an alternate director. An alternate director has all the rights and duties of the director appointing him, unless the appointment of the alternate provides otherwise, and the right to remuneration. The alternate director may not act at any meeting at which the appointing director is present. Unless the time period or scope of the appointment is limited by the appointing director, the appointment is effective for all purposes but expires upon the expiration of the appointing director’s term. Currently, none of our directors has appointed any alternate directors.

Directors’ Service Contracts

None of our directors have any services contracts either with us or with any of our subsidiaries, which provide for benefits upon termination of employment or service.

Board Meetings and Committees

During 2019, the Board held 15 meetings (and adopted certain resolutions by way of 2 unanimous written consents). A majority of the directors attended all of the meetings of the Board and the committees on which they served and none of our directors attended less than 75% of the meetings of the Board and the committees. Each of the directors is encouraged to attend the annual shareholder’s meeting. None of the six directors currently serving on the Board attended the 2019 annual shareholder’s meeting. Our Board has established an Audit Committee and a Compensation Committee.

Audit Committee

The current members of our Audit Committee are William C. Anderson III, Donna Seidenberg Marks Michael Soluri and Eran Gilad. Ms. Seidenberg Marks serves as the Chairman of the Audit Committee. Our Board has determined that all of the above are independent Audit Committee members within the meaning of Nasdaq rules (if such rules were applicable to us). Our Board has also determined that Ms. Seidenberg Marks is an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Our Audit Committee operates under a written charter that is posted on our website at http://investors.otiglobal.com.

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Companies Law, our Audit Committee is responsible for (i) determining whether there are deficiencies in the business management practices of our Company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the Board to improve such practices, (ii) determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction should be deemed as material or extraordinary, (iii) where the Board approves the working plan of the internal auditor, to examine such working plan before its submission to the Board and propose amendments thereto, (iv) examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, (v) examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor, and (vi) establishing procedures for the handling of employee complaints as to the management of our business and the protection to be provided to such employees. In compliance with regulations promulgated under the Companies Law, our Audit Committee also approves our financial statements, thereby fulfilling the requirement that a board committee provide such approval.

Our Audit Committee held five meetings during the fiscal year ended December 31, 2019 (and one written resolution in lieu of a meeting).

Internal Auditor

Under the Companies Law, the Board must appoint an internal auditor who is recommended by the Audit Committee. The role of the internal auditor is to examine, among other things, whether the company’s actions comply with the law and orderly business procedure. Under the Companies Law, the internal auditor may not be an office holder or an interested party, as defined below, or a relative of an office holder or an interested party, or the company’s independent accountant or the independent accountant’s representative. The Companies Law defines an “interested party” as a holder of 5% or more of the issued shares or voting rights of a company, a person or entity who has the right to designate at least one director or the general manager of the company, and a person who serves as a director or general manager. Since March 5, 2012, Mr. Gali Gana, CPA, of Rosenblum Holtzman & Co., has served as our internal auditor.

Compensation Committee

The current members of our Compensation Committee are William C. Anderson III, Donna Seidenberg Marks and Michael Soluri. Mr. Anderson is the Compensation Committee’s Chairman. Our Board has determined that all Compensation Committee members are independent within the meaning of Nasdaq (if such rules were applicable to us).

The Compensation Committee operates under a charter that is posted on our website at http://investors.otiglobal.com.

Under the Companies Law, our Compensation Committee is responsible for (i) proposing office holder compensation policies to the Board, (ii) proposing necessary revisions to any compensation policy and examining its implementation, (iii) determining whether to approve transactions with respect to compensation of office holders, and (iv) determining, in accordance with office holder compensation policies, whether to exempt an engagement with an unaffiliated nominee for the position of chief executive officer from requiring shareholder approval.

Subject to the provisions of the Companies Law, compensation of executive officers is generally determined and approved by our Compensation Committee and our Board. Shareholder approval is generally required when (i) approval by our Board and our Compensation Committee is not consistent with our Compensation Policy, or (ii) the compensation is that of our Chief Executive Officer. In special circumstances, our Compensation Committee and Board may approve the compensation of an executive officer (other than a director, a chief executive officer or a controlling shareholder) or approve the compensation policy despite shareholder objection. Additionally, under certain circumstances, our Compensation Committee may exempt an engagement with a nominee for the position of chief executive officer from requiring shareholders’ approval or may otherwise postpone such shareholders’ approval.

A director or executive officer may not be present when the Board discusses or votes upon the terms of his or her compensation, unless the chairman of the Board (as applicable) determines that he or she should be present to present the transaction that is subject to approval. The Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

We may from time to time engage the services of external compensation consultants on a case by case basis, though we did not engage any such compensation consultant for the fiscal year ended December 31, 2019.

Our Compensation Committee held four meetings during the fiscal year ended December 31, 2019 (and we did not adopt certain resolutions by way of unanimous written consents).

Nominating Committee; Director Candidates

We do not have a Nominating Committee or any committees of a similar nature, nor any charter governing the nomination process. Our Board does not believe that such committees are needed for a company our size. However, our independent directors will consider shareholder suggestions for additions to our Board.

Other than the Director Nominee, Mr. Shanahan, who was designated as a director nominee by Ivy pursuant to the Share Purchase Agreement, as described in Item 3 above, director nominees are recommended for our Board’s selection by a majority of our independent directors in a vote in which only our independent directors participate. Under the Companies Law, our directors are elected by the general meeting of shareholders, with the recommendation of the Board. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board. Historically, however, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate’s knowledge of the Company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the Company’s shareholders as opposed to a specific group of shareholders. Diversity is not considered material in identifying nominees for directors. We do not have a formal policy with respect to our consideration of Board nominees recommended by our shareholders because we are a small company. However, our independent directors will consider shareholders suggestions for additions to our Board. A shareholder who desires to recommend a candidate for nomination to the Board should do so by writing to us at Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200.

Deadline and Procedures for Submitting Board of Directors Nominations

Subject to our Articles of Association and the Companies Law, a shareholder wishing to nominate a candidate for election to the Board at the next Annual Meeting is required to give written notice containing the required information specified above addressed to the Board, c/o Company Secretary, On Track Innovations Ltd., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company no later than the time required by the Companies Law.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive and financial officers and all of our employees. The Code of Business Conduct and Ethics is publicly available on our website at http://investors.otiglobal.com and we will provide, at no charge, a written copy thereof upon written request made to us.

Communications with the Board of Directors

Shareholders who have questions or concerns should contact the members of the Board by writing to: Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200. All communications received in writing will be distributed to the members of the Board deemed appropriate, depending on the facts and circumstances outlined in the communication received.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation earned during the years ended December 31, 2019 and 2018 by (i) our Chief Executive Officer; (ii) our former Chief Executive Officer; and (iii) our Chief Financial Officer. We refer to the persons listed in (i) through (iii) collectively as the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock-based Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	All other Compensation ($)(3)	Total ($)
Yehuda Holtzman	2019	28,194	—	—	—	7,873	36,067
Chief Executive Officer(4)
Shlomi Cohen	2019	289,919	—	—	—	235,615	525,534
Former Chief Executive Officer(5)	2018	419,524	36,351	65,000	259,550	71,479	851,904
Assaf Cohen	2019	152,018	—	13,650	28,054	44,799	238,521
Chief Financial Officer and former Interim Chief Executive Officer(6)	2018	104,754	2,643	6,000	19,861	38,385	171,643

____________

(1)      Salary payments which were in NIS were translated into U.S. Dollars according to the annual average exchange rate of NIS 3.56 per U.S. Dollar in 2019 and NIS 3.59 per U.S. Dollar in 2018.

(2)      The fair value recognized for the 2018 option awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 10B to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018). The fair value recognized for the 2019 option awards was determined as of the grant date in accordance with FASB ASC Topic 718, based on the following assumptions: expected dividend yield of 0%, expected volatility of 78% to 88%, risk-free interest rate of 1.63% to 2.47% and expected life of 2.44 years.

(3)      This cost reflects social benefits (as required under applicable Israeli law), car expenses and termination payments.

(4)      The 2019 “All Other Compensation” of Mr. Holtzman, as shown in the table above, is comprised of $1,788 of car expenses and $6,085 of social benefits.

(5)      The 2019 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $20,704 of car expenses, $33,973 of social benefits and $180,938 of termination payments. The 2018 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $20,529 of car expenses and $50,950 of social benefits. Effective August 1, 2019, Mr. Cohen is no longer the Chief Executive Officer of the Company.

(6)      The 2019 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $17,169 of car expenses and $27,630 of social benefits. The 2018 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $16,579 of car expenses and $21,806 of social benefits.

All of the incumbent Named Executive Officers mentioned in the table above and our directors are entitled to acceleration of the vesting of any unvested share options and restricted shares in the event of a change of control of the Company.

Pension, Retirement or Similar Benefit Plans

Except as required by applicable law (relating to severance payments to Israeli employees), and except for an acceleration of unvested options granted to our directors and officers in the event of a change of control of the Company, none of our current officers or employees are entitled to receive any payments upon termination of employment.

Executive Officers Compensation Policy

In accordance with the Companies Law, we adopted a Compensation Policy in 2013, which was thereafter amended by our Compensation Committee of the Board, approved by our Board and recommended to our shareholders and approved thereby at our annual general meeting held on December 15, 2016. As reported on the Company’s Current Report on Form 8-K filed on September 30, 2019, the proposal to amend the Compensation Policy of the Company that was included in the Company’s Proxy Statement filed with the SEC on August 23, 2019 was not approved by the general meeting of shareholders of the Company (the “General Meeting”) as the proposal did not receive the requisite majority required under the Companies Law. Notwithstanding the above, under the Companies Law, the board of directors of a company has the right to overrule the resolution of the general meeting of the company’s shareholders to not approve proposed changes to the company’s compensation policy, if certain conditions are being met. Accordingly, and pursuant to the Companies Law, on November 5, 2019, the Board approved the same proposed amendments to the Compensation Policy, as were included in the Company’s Proxy Statement filed on August 23, 2019. Prior to such approval, the Compensation Committee of the Company and thereafter the Board, discussed the suggested amendments to the Compensation Policy, and determined that notwithstanding the outcome of the General Meeting, the approval of the amendments to the Compensation Policy is in the Company’s best interest.

The Compensation Policy sets rules and guidelines with respect to our compensation strategy for executive officers, and is designed to provide for the retention of, and to attract, highly qualified executives. The Compensation Policy is designed to balance competitive compensation of executive officers with our financial resources, while creating appropriate incentives considering, inter alia, risk management factors arising from our business, executive compensation benchmarks used in the industry, our size (including without limitation, sales volume and number of employees), the nature of our business and our then-current cash flow situation, in order to promote our long-term goals, work plan, policies and the interests of our shareholders.

The Compensation Policy is designed to allow us to create a full compensation package for each of our executives based on common principles. With respect to variable compensation components, the Compensation Policy is designed to allow us to consider each executive’s contribution in achieving our short-term and long-term strategic goals and in maximizing its profits from a long-term perspective and in accordance with the executive’s position.

The Compensation Policy further provides for an annual performance bonus payable to executive officers. The payment of such bonus is tied to long-term corporate performance, rather than short-term stock market performance. Bonuses are paid in accordance with specific performance targets and based, among others, upon the following factors: (i) the Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, EBITDA target, each based on our annual budget; (ii) achievement by the respective executive of certain predetermined objectives; and (iii) other discretionary considerations, taking into account tangible and intangible performance factors, including the executive’s relative contribution to the Company.

Bonus payments shall not exceed, in the case of a Chief Executive Officer, an aggregate amount equivalent to twelve months’ base salary, and for other executive officers, an aggregate amount equivalent to six months’ base salary.

Employment Agreements

We maintain written employment and related agreements with all of our current executive officers. These agreements provide for monthly salaries and contributions by us to executive insurance and vocational studies funds. The employment agreements of certain executive officers provide for the achievement of an annual bonus, as described above. In addition, we may decide to grant our executive officers share options from time to time. All of our executive officers’ employment and related agreements contain provisions regarding noncompetition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel is unclear.

We have the following written agreements and other arrangements concerning compensation with our current executive officers:

(1)    Agreement with Yehuda Holtzman.    We are now proposing to approve the Employment Agreement of Mr. Holtzman under Item 5 above.

(2)    Agreement with Assaf Cohen.    We have an employment agreement with Mr. Cohen, which provides that Mr. Cohen will serve as Chief Financial Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (effective August 1, 2019 and as described below NIS 45,000; between January 1, 2019 and July 31, 2019 NIS 35,000; between March 1, 2018 and December 31, 2018 NIS 30,000) and other standard benefits. Mr. Cohen also receives grants of options on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options is subject to the discretion and approval of both the Company’s Compensation Committee and the Board of Directors. According to the employment agreement, Mr. Cohen is eligible to receive an annual bonus in an amount up to 4 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of six months

(formerly was three months), prior to termination. Effective August 1, 2019, as approved by our Board and Compensation Committee, and pursuant to the amendment to Mr. Cohen’s employment agreement dated September 30, 2019, Mr. Cohen’s monthly gross salary is NIS 45,000 and the abovementioned written notice for termination is six months. In addition, pursuant to the amendment to Mr. Cohen’s employment agreement, as also approved by the Company’s shareholders, Mr. Cohen received a lump sum bonus, in the amount of NIS 100,000, for his services as the Interim Chief Executive Officer of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table shows options to purchase our Ordinary Shares outstanding on December 31, 2019, held by each of our Named Executive Officers.

Number of Securities Underlying Unexercised
	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price($)	Option expiration date
Yehuda Holtzman(1)	—	—	—	—
Shlomi Cohen(2)	—	—	—	—
Assaf Cohen(3)	10,000	—	$0.74	11/11/2020
	15,000	—	$1.07	11/30/2021
	10,000	5,000	$1.21	11/28/2022
	6,666	13,334	$0.84	11/27/2023
	—	100,000	$0.38	8/13/2024

____________

(1)      No options have been granted to Mr. Holtzman as of the date hereof. If the Employment Agreement is approved, Mr. Holtzman will be granted options in accordance with the Employment Agreement.

(2)      All the options granted to Mr. Cohen under the Plan have been forfeited as a result of Mr. Cohen’s resignation from the Company.

(3)      On November 11, 2015, 10,000 options were granted to Mr. Cohen under the Plan. The options vest in three equal annual installments, commencing November 11, 2016. On November 30, 2016, 15,000 options were granted to Mr. Cohen under the Plan. The options vest in three equal annual installments, commencing November 30, 2017. On November 28, 2017, 15,000 options were granted to Mr. Cohen under the Plan. The options vest in three equal annual installments, commencing November 28, 2018. On November 27, 2018, 20,000 options were granted to Mr. Cohen under the Plan. The options vest in three equal annual installments, commencing November 27, 2019. On August 13, 2019, 100,000 options were granted to Mr. Cohen under the Plan. The options vest in three equal annual installments, commencing August 13, 2020.

Director Compensation for 2019

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who was not a Named Executive Officer during the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
William C. Anderson III	31,908	—	31,908
Eran Gilad	6,445	4,782	11,227
Donna Seidenberg Marks	33,001	6,200	39,201
James Scott Medford	27,535	—	27,535
Michael Soluri	33,001	—	33,001

____________

(1)      This column represents the sums that our non-executive directors received according to the Israeli regulations as an annual fee as well as for attending Board and Board committee meetings.

(2)      The fair value recognized for the 2019 option awards was determined as of the grant date in accordance with FASB ASC Topic 718, based on the following assumptions: expected dividend yield of 0%, expected volatility of 78% to 88%, risk-free interest rate of 1.63% to 2.47% and expected life of 2.44 years.

As of December 31, 2019, our directors held options to purchase our Ordinary Shares as follows:

Name	Aggregate number of shares Underlying stock options
William C. Anderson III	30,000
Eran Gilad	30,000
Donna Seidenberg Marks	80,000
James Scott Medford	30,000
Michael Soluri	30,000

During 2019, we reimbursed our directors for expenses incurred in connection with attending board meetings and committee meetings and provide the following compensation for directors: annual compensation of $17,840; meeting participation fees of $925 per in-person meeting; meeting participation by telephone of $555 per meeting; and $463 per written resolution.

Our executive directors do not receive additional separate compensation for their service on the Board or any committee of the Board. During 2019, our non-executive directors were reimbursed for their expenses for each board meeting, and committee meeting attended and in addition received the foregoing compensation with respect to attendance at such meetings. The aggregate amount paid by us to our non-executive directors for their service during 2019 was $141,163.

See “Security Ownership of Certain Beneficial Owners and Management” for information on beneficial ownership of our shares by our directors and executive officers. We have no outstanding loans to any of our directors or executive officers.

Under the Companies Law, an External Director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with services provided as an External Director.

Certain Relationships and Related Transactions

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length.

We have entered into employment agreements with all of our executive officers as mentioned above and indemnification agreements with all of our executive officers and directors. In addition, we have granted options to purchase our Ordinary Shares to our directors and executive officers, as mentioned elsewhere in this proxy statement.

Other than described above, and except for the Share Purchase Agreement and the Director Nominee, Mr. Shanahan, who was designated by Ivy pursuant to the Share Purchase Agreement, none of our directors, executive officers or shareholders holding more than 5% of our outstanding Ordinary Shares, or members of any such person’s immediate family, has any relationship with the Company besides serving as directors or executive officers.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Shareholders who wish to present proposals appropriate for consideration at our 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) were required to submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act by December 10, 2019, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 Annual Meeting. Shareholders who wish to present proposals appropriate for consideration at the 2020 Annual Meeting outside of Rule 14a-8 were required to submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement by February 25, 2020 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 Annual Meeting. Any such proposals were required to contain the name and record address of the shareholder, the number of Ordinary Shares beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such shareholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, were required to be directed to our Chief Executive Officer.

If a shareholder submits a proposal after the last date applicable under our Articles of Association and applicable law but still wishes to present the proposal at our 2020 Annual Meeting (but not in our proxy statement), the proposal, which must be presented in a manner consistent with our Articles of Association and applicable law, must be submitted to our Chief Executive Officer in proper form at the address set forth above so that it is received by our Chief Executive Officer no later than seven days after notice for such meeting.

We did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Meeting will be voted in the discretion of our management on such other matter which may properly come before the Meeting. We also did not receive notice of any proposed matter to be submitted by shareholders for a vote at the 2020 Annual Meeting.

SHAREHOLDERS SHARING THE SAME ADDRESS

Only one set of proxy materials may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Company’s Chief Financial Officer, Mr. Assaf Cohen, by e-mail addressed to assaf@otiglobal.com, by mail addressed to c/o Company Chief Financial Officer, On Track Innovations Ltd., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200, or by telephone at +011 972-4-6868000. Shareholders sharing an address and currently receiving a single copy may contact the Chief Financial Officer as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Chief Financial Officer as described above.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE AND NOT LATER THAN SATURDAY, APRIL 11, 2020, AT 10:00 A.M. ISRAEL TIME (03:00 A.M. EASTERN TIME) IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board,
/s/ James Scott Medford
James Scott Medford
Chairman of the Board of Directors

Yokneam, Israel

February 26, 2020

APPENDIX A — EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT
AND
A NOTICE UNDER THE NOTICE TO EMPLOYEE LAW
(TERMS OF EMPLOYMENT), 5762 – 2002

Duly executed on the 5th day of November, 2019

BY AND BETWEEN

On Track Innovations Ltd.
Z.H.R. Industrial Zone, Rosh Pina 12000
Israel
(The “Company”)

AND

Yehuda Holtzman I.D. 056730708
Of 29 Moshe Levin, Mazkeret Batya Israel, 76804
(The “Employee”)

WHEREAS	the Company wishes to employ Employee according to the terms and conditions set herein; and
WHEREAS	Employee represents that he has the required experience and qualifications necessary for the position and agrees to be employed by the Company according to the said terms and conditions.

NOW THEREFORE, in considerations of the mutual promises and agreements, the parties hereto agree, declare and stipulate as follows:

1.      General

1.1.   The preamble and any appendix attached hereto shall constitute an integral part hereof.

1.2.   The Company hereby hires Employee as the Chief Executive Officer of the Company effective as of the Commencement Date (as such term is defined below) and Employee accepts such employment upon the following terms and conditions. Employee’s responsibilities are as set forth in Appendix A.

2.      Term and Termination

2.1.   The term of this Agreement shall commence as of December 1, 2019 or an earlier date as may be agreed to by the parties (the “Commencement Date”), provided that this Agreement is approved by the requisite corporate organs of the Company. The Employee acknowledges that this Agreement is subject to approval of the shareholders of the Company and that certain items listed in Appendix A will be paid issued or granted subject to approval of the Company’s shareholders meeting or otherwise approved under applicable law. This Agreement is for an unlimited duration. Notwithstanding the above, each party to this Agreement may terminate it without cause upon serving the other party a written notice of 90 days, prior to termination (the “Term”, “Notice” respectively). During the period after Notice is given, Employee shall continue to perform all of his obligations pursuant to the terms of this Agreement. Notwithstanding the aforesaid, by notifying Employee concurrently with or at any time after a termination Notice is delivered by either party hereto, Company shall be entitled to waive Employee’s services with Company during the Notice period or any part thereof and/or terminate the employer-employee relationship prior to the completion of the Notice period; In such event Company shall pay Employee that sum equal to the compensatory payment as required by, and in accordance with, the Prior Advanced Notice for Dismissal and Resignation Law of 2001.

2.2.   It is hereby agreed that in case that Employee resigns, the Company shall be entitled, at its sole discretion, without any need to provide any explanation whatsoever, to shorten the notice period to the statutory period in accordance with the Prior Advanced Notice for Dismissal and Resignation Law of 2001. Under such circumstances, Employee would not have any claim, request or demand in connection with shortening of the notice Period and Employee will not be entitled to any compensation in respect of such shortening, provided that Employee shall be entitled to the same rights as if the notice period has not been shortened.

2.3.   Upon termination of this Agreement, for whatever reason, by the end of employee-employer relationships, Employee shall immediately return to the Company all the information, documents, office equipment, and other supplies which Employee received during his employment in the Company. Employee hereby waives any rights to withhold or retain any of the items above, whether Employee had the right under law or contract or otherwise. During the period following the Notice was given, Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company’s organization of the person or persons who will assume Employee’s responsibilities.

2.4.   Notwithstanding the above, the Company shall be entitled to immediately terminate this Agreement without providing a prior notice and with no additional compensation in the following events: (i) Employee has committed a dishonorable criminal offense; (ii) Employee has breached his duties of trust or loyalty to Company; (iii) Employee has deliberately caused harm to Company’s business affairs; (iv) Employee has breached the confidentiality and/or non-competition and/or non-solicitation provisions of this Agreement; and/or (v) circumstances that do not entitle Employee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal (“Termination For Cause”).

3.      Employee’s Representations and Undertakings

3.1.   Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default or breach of any agreement or instrument to which he is party or by which he is bound, including without limitation, any confidentially and non-competition agreement, (ii) does not require the consent of any person or entity, (iii) shall not utilize during the Term any proprietary information of any third party, including prior employers of Employee.

3.2.   Employee undertakes to comply with the Company’s disciplinary regulations, work rules, policies, procedures and objectives, including without limitations, the Company’s Insider Trading Policy.

3.3.   During the Term, Employee shall, except during customary vacation periods and periods of illness, devote all necessary time and attention to the business of the Company and shall perform his duties diligently and promptly for the benefit of the Company. Employee shall devote all his attention to promoting the best interests of the Company and shall not take any engagement, where compensatory or not, without the Company’s prior written approval. Employee shall competently perform all assigned duties and carry out the policies, directives, and decisions of the Company.

3.4.   While performing services for the Company, Employee shall not engage in any activities that may interfere or conflict with the proper discharge of his duties hereunder. Employee shall notify the Company immediately of every matter or transaction in which Employee has a significant personal interest and/or that might create a conflict of interest with Employee’s position in the Company.

3.5.   Employee acknowledges that his position is one requiring a special degree of personal confidence, as defined under the Working Hours and Rest Law, 5711-1951, thus the provisions of such law shall not apply to Employee and he shall not be entitled to claim or receive any payments or increments whatsoever for working overtime or on Sabbaths and festivals, and the monthly salary payable to him also includes full compensation for working overtime and on Sabbaths and festivals.

3.6.   Employee represents that he has reviewed the salary conditions described herein and the terms and conditions of employment to which he is entitled under this Agreement, and has found the same to constitute proper remuneration for his work.

3.7.   Employee shall be employed by the Company at its offices in such places as shall be determined by the Company. Employee hereby acknowledges that his employment may further require extensive travels outside of Israel and that he will not be entitled to additional compensation with respect thereto.

3.8.   Employee shall be entitled to be reimbursed for his reasonable business expenses in Israel and abroad, as the case may be, in accordance with the Company’s then current policies, against submission of corresponding invoices or any other proper documentation as shall be reasonably required to evidence for all such expenses.

3.9.   Employee undertakes not to communicate or discuss any of Employer matters in any way, form or manner with any media body, person or entity, including social media, unless otherwise required in the framework of Employee’s position and responsibilities in the Company. Employee understands the importance of confidentiality regarding anything relating to the Employer and the special sensitivity resulting from the fact that the Employer is a public company and a domestic issuer in the United States.

4.      Compensation

4.1.   Employee shall be entitled to compensation and other benefits and conditions as detailed in Appendix A attached hereto.

4.2.   The amount of the Monthly Salary payable to Employee as specified in Appendix A, and it alone, shall be the basis for the provisions and deductions in respect of the social benefits specified in this Agreement; and all the bonuses, contributions to expenses and other benefits granted to Employee or which shall be given to him (if at all) pursuant to this Agreement or in connection with his employment by the Company do not constitute a component of his Monthly Salary and shall not be taken into account in respect of the provisions or other benefits whatsoever granted to Employee pursuant to this Agreement which are computed on the basis of his Monthly Salary.

4.3.   The payments and benefits of whatsoever description granted to Employee pursuant to this Agreement are subject to the deduction of income tax and other compulsory deductions which the Company has to deduct according to any law, and nothing stated in this Agreement shall be interpreted as imposing upon the Company the burden of paying tax or any other compulsory payment for which the Employee is liable, other than the value of the benefit of placing the car at the Employee’s disposal, providing the Employee with meals, use of Company’s phone which shall be grossed up by the Company as provided in this Agreement.

5.      Confidentiality and Non-Compete Undertaking, Insider Trading Policy and Foreign Corruption Practice Act Policy

Employee undertakes, in addition to any other commitment he may take upon himself, and without derogating from any such undertaking, to confirm and fulfill all the undertakings set in (i) the secrecy, non-competition and proprietary information undertaking attached hereto as Appendix B; (ii) Insider Trading Policy attached hereto as Appendix C; and (iii) Foreign Corruption Practice Act Policy attached hereto as Appendix D.

6.      Media Equipment

The Company will provide Employee with a cellular phone, a computer, an e-mail or any other property of the Company for communication needs during the Employee’s work (the “Media Equipment”). Employee undertakes to use the Company’s Media Equipment and facilities only for the purpose of his employment and in accordance with any rule or regulation. Employee further undertakes not to use any other Media Equipment for the Company’s business. Employee acknowledges that all of the Media Equipment is the property of the Company and agrees that the Company is entitled to conduct inspections within the Company’s offices and on the Company’s Media Equipment with respect to Company’s related matter, including inspections of company e-mail transmissions and inspections of their content at the Company’s discretion, to the extent permitted under Israeli law. For the avoidance of any doubt, it is hereby clarified that all such examination findings shall be the Company’s sole property. By signing this Agreement, Employee grants the Company an irrevocable right to conduct inspections as aforesaid, including unannounced inspections.

7.      Miscellaneous

7.1.   Company shall withhold, or charge Employee with all taxes and other compulsory payments as required under applicable law with respect to all payments, benefits and/or other compensation paid to Employee in connection with his employment with Company.

7.2.   Captions and paragraph headings used in this Agreement are for convenience purposes only and shall not be used for the interpretation thereof.

7.3.   This Agreement shall survive an accidental invalidity of one or more of its sections. Company’s failure or delay in enforcing any of the provisions of this Agreement shall not, in any way, be construed as a waiver of any such provisions, or prevent Company thereafter from enforcing each and every other provision of this Agreement which were previously not enforced.

7.4.   This Agreement shall be interpreted and construed in accordance with the laws of the State of Israel. All disputes arising from this Agreement shall be exclusively referred to the competent courts of Tel Aviv-Jaffa district, Israel.

7.5.   This Agreement, including its appendices, constitutes the entire agreement between the parties concerning the subject matter hereof. Amendments to, and modifications of, this Agreement, shall be effective only upon approval thereof by both parties in writing. This Agreement and the appendixes hereto shall be deemed as a notice to the Employee in accordance with the Notice to Employees Law (Terms and Conditions of Employment), 5762-2002.

7.6.   All notices, requests and other communications to any party hereunder shall be given or made in writing and electronically transmitted, mailed (by registered or certified mail) or delivered by hand to the respective party at the address set forth in the caption of this Agreement or to such other address (or facsimile number or an e-mail address) as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile or e- mail, when such facsimile or electronic mail is transmitted to the facsimile number or electronic mail address specified herein and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified herein.

7.7.   The above and the said in the appendixes shall be without prejudice to any right conferred to the Employee by any law, extension order or collective agreement.

IN WITNESS WHEREOF the parties hereunder set their hands.

/s/ Yehuda Holtzman	/s/ James Scott Medford
Yehuda Holtzman	On Track Innovations Ltd.

APPENDIX A

1.      The Employee will be responsible for the day to day and management of the Company and the operations thereof and all other actions as required under applicable law, and will supervise the activities of the Company’s subsidiaries (and may be required to act as the chief executive and/or director of the Company’s subsidiaries, if so requested by the Board of Directors of the Company (the “Board”), for no additional compensation).

2.      Subject to the approval of the general meeting, the Employee shall be entitled to a gross monthly salary of NIS 76,000 (the “Monthly Salary”), 10% of which will be considered as a consideration for Employee’s non-compete undertakings. The Monthly Salary shall be paid no later than the ninth day after the end of any calendar month. The Company may increase the Monthly Salary subject to the approvals required under applicable law. Salary evaluation will be conduct on an annual basis.

3.      Vacation

3.1.   The Employee shall be entitled to 24 vacation days (the “Vacation Days”), with respect to each twelve (12) months period of continuous employment with the Company.

3.2.   The annual leave days to which the Employee is entitled are non-accruable according to the Company’s policy. There will be no carry over unused vacation days from one year to the next. Upon termination, Employee will be paid for all unused accrued vacation time.

4.      Pension

4.1.   The Employee shall be entitled to an insurance pension (the “Pension Fund”) as of the commencement date of the Employee’s employment with the Company.

Without derogating from the aforesaid, the Employee will be entitled to continue with his own and current insurance pension fund, whereas the Employee shall be (i) the owner of the funds in such fund up to the commencement date of Company’s and Employee’s contributions under this Agreement and (ii) the beneficiary of those funds deposited immediately following the said date.

4.2.   The Pension shall be in accordance with the Employee’s choice, by written notice to be delivered to the Company no later than 60 days after the commencement of the Employee’s employment with the Company.

4.3.   It is hereby agreed that the Company shall allot every month to the Pension Fund 6.5% of the Monthly Salary and 8.33% on behalf of redundancy payment. Furthermore, the Company shall insure the Employee in a Work Disability Insurance at the rate required to insure 75% of the Total Salary and not more than 2.5% of the Monthly Salary.

4.4.   The Company shall deduct 6% as set forth in the Extension Order for Comprehensive Pension Insurance Allowances dated May 3, 2016 of the Total Salary for his part of the Pension Fund. The Employee hereby grants his consent to such monthly deduction.

4.5.   All payments to the Pension scheme will be made in compliance with Section 14 of the Severance Compensation Law, 1963 (“Section 14”), and in accordance with the general approval of the Labor Minister dated June 9, 1998, promulgated under said Section 14, a copy of which is attached hereby as Appendix E, and the terms of Section 14 and said general approval will apply to the relationship hereunder. Therefore, the ownership of the Pension scheme will be transferred to the Employee following termination of employment and the Company will not be entitled to retrieve any of the funds it transferred to the Pension scheme, other than in accordance with Section 14 and said general approval, and the transfer of the Pension scheme to the ownership of the Employee will be the full and only compensation to be paid by the Company to the Employee in such circumstances in respect of severance pay.

5.      Study Fund.

The Company and the Employee will maintain an advanced study fund (Keren Hishtalmut). The Company will contribute to such fund a gross amount equal to 7.5% of the Monthly Salary, and will deduct from the Monthly Salary and transfer to such fund an amount equal to 2.5% of the Monthly Salary, provided, however, that the Company will not gross up any amount payable to the study fund. For the avoidance of doubt, no amount remitted by the Company in respect of this paragraph will be considered as part of the Monthly Salary for purposes of any deduction therefrom or calculations of severance pay.

6.      The Employee shall be entitled to recreation pay (Dmei havra’a) according to the Israeli regulations as in effect from time to time with respect to such pay.

7.      The Employee shall be entitled to such number of days of sick leave according to the Sick Pay Law — 1976.

8.      Car and Additional Expenses

8.1.   During the Term, Company shall place at Employee’s exclusive disposal a car for his use at a level 6 (up to a car’s value of NIS 190,000) and shall provide him with lunch meals at Company’s premises. All the expenses in connection with the maintenance and use of the said car shall be borne and paid by Company, excluding fines. Employee hereby undertakes to use the car that shall be placed at his disposal as aforesaid reasonably and properly qua an owner who cares for his property, and in the absence of another arrangement in writing between him and Company he undertakes to return the said car to Company immediately upon the termination of the period of the Notice. For avoidance of doubt, Company shall gross up the value of the benefit or any other cost which may be related with the car benefit to Employee in placing the car at his disposal and providing him with meals as aforesaid in the amount of the tax applicable to him is respect of the said benefits.

8.2.   Company shall reimburse Employee for all out-of-pocket business expenses, reasonably and necessarily incurred in connection with, or related to, the performance of his duties under this Agreement, subject to and in accordance with Company’s then current expense reimbursement policy, if any. To the extent Company has not adopted an expense reimbursement policy, reimbursement of expenses in accordance with the provisions of this Section shall be made within ten (10) days from the beginning of each month, for the preceding month, against submission by the employee of receipts or other appropriate supporting documentation, but expenses exceeding NIS 10,000 per item or in total shall be subject to prior approval by the Board. The Board may reasonably request additional documentation or a further explanation to substantiate any business expense submitted for reimbursement, and retains the discretion to approve or deny a request for reimbursement or part of it. Employee must submit any request for reimbursement no later than ninety (90) days following the date that such business expense was incurred. Except as stated in this Section or unless otherwise agreed to between Company and Employee in writing, with respect to the performance of specific duties, Company shall have no liability to reimburse Employee for any expenses incurred by Employee in connection with his employment by Company. A reimbursement (or right thereto) may not be exchanged or liquidated for any other benefit or payment.

9.      Cellular Phone.

The Company shall bear costs and expenses relating to cellular phone use. The value of the benefit to Employee with regard to such cellular phone shall not be deemed as an integral part of the Monthly Salary for any intent and purpose (including without limitation for the purpose of the Employee’s entitlement to severance pay and payments towards the pension policy).

10.    Sign In Option Grant.

Subject to receipt all required corporate approvals, the Company will grant Employee 450,000 options to purchase 450,000 Ordinary Shares of the Company, par value NIS 0.10 per share. Each option shall be exercisable upon payment of the exercise price which will be the fair market value of the underlying Ordinary Share as determined by the Board (which will be equal to the average closing price of the share of Company during the trading days over the 30 calendar days prior to the date when this Agreement is approved by the Company’s Shareholders). The options will be subject to 3 year vesting period starting on the Commencement Date so that each portion of 150,000 options shall vest on each of the first, second and third anniversaries of the Commencement Date, all subject to the terms and provisions of the Company’s 2001 Share Option Plan, as in effect from time to time (the “ESOP”). All other maters not specified herein with respect to the said options will be governed by the Company’s ESOP and the Insider Trading Policy

11.    Annual Stock Option Awards

During each calendar year staring and also for 2020 Employee will be awarded share options annually to promote retention and to incentivize the Employee to positively impact shareholder value over a time horizon greater than one year. The total number of options that will be issued to Employee in any calendar year 100,000 options to purchase 100,000 Ordinary Shares of the Company, par value NIS 0.10 per share (the “Options”). The exercise price of the Options shall be determined by the Board and will generally equal to the fair market value of the Company’s shares on the date of grant, provided, however, that regarding the Options to be granted during the first calendar year of Employee’s employment the exercise price shall not be less than US$ 0.35 per option. The issuance of share option awards will be subject to the discretion and approval of both the Compensation Committee and the Board.

The options granted under Section 10 and this Section 11 to this Appendix A shall fully accelerate upon the consummation of an M&A Transaction. The term M&A Transaction means any of the following transactions: (i) sale, lease or disposition of all or substantially all of the assets of the Company other than to a wholly-owned subsidiary of the Company; (ii) the sale of shares of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of the Company; or (iii) a merger, consolidation, reorganization or other similar transaction or series of related transactions by the Company with or into another entity which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter less than a majority of the combined voting power of the voting securities of the Company or the surviving or acquiring entity outstanding immediately after such merger, consolidation, reorganization or other similar transaction. Notwithstanding the above, the term M&A Transaction shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which the Company issues new securities primarily for cash or the cancellation or conversion of indebtedness of the Company or a combination thereof for the purpose of financing the operations and business of the Company.

All options granted to the Employee shall be subject to the provision of the Company’s then applicable share option plan.

12.    Annual Bonus Plan.

The maximum annual bonus that can be achieved by Employee equals 10 times the Monthly Salary, based on financial and other performance criteria as determined by the Board or the Company’s Compensation Committee and mutually agreed with the Employee. For 2020 the annual bonus shall be calculated as the sum of the following items:

•        10% of the annual bonus (up to NIS 76,000) shall be discretionary, which will be decided by the Board.

•        70% of the annual bonus (up to NIS 532,000) shall be calculated based on the Company’s Operating Profit for 2020 (as defined below), with 0% at US$ 0 in Operating Profit and 100% awarded at US$ 200,000 in Operating Profit, calculated on a linear basis, but not more than NIS 532,000.

•        20% of the annual bonus (up to NIS 152,000) shall be calculated based on the Company’s Operating Profit for 2020, with 0% at US$ 200,000 in Operating Profit and 100% awarded at US$ 500,000 in Operating profit, calculated on a linear basis, but not more than NIS 152,000.

The term Operating Profit, or Operating Profit for 2020 shall be defined as the higher of the Company’s operating profit as provided for in its published financial statements for the period: (i) January 1, 2020 and December 31, 2020; or (ii) April 1, 2020 and March 31, 2021.

Employee acknowledges that the annual bonus for 2020, if any, will be paid on or before June 30, 2021. All other terms and conditions of the annual bonus are as set forth in the Company’s compensation policy in effect.

APPENDIX B

Secrecy, Non-Competition and Proprietary Information Undertaking

I, the undersigned, Yehuda Holtzman (I.D. 056730708) in consideration for value received, hereby declare and undertake towards On Track Innovations Ltd. and any of its parent/controlling corporation, subsidiaries and/or affiliated entities (collectively, the “Company”) as follows:

1.      In this Undertaking, the following terms shall have the following meaning:

1.1.   “Confidential Information” means any and all information relating to Company’s proprietary technology or business including, without limitation, information, data, know-how, formulas, concepts, tests, drawings, specifications, applications, designs and trade secrets, patents, know-how, technology data and all other information, design methodology, engineering and manufacturing processes and data and information related to Company’s products or their development, equipment, suppliers, sales, customers, potential customers, business operations and plans, financial situation, members, employees and investors.

1.2.   “Confidential Documents” means any documents containing Confidential Information, including without limitation: (i) any documents, notes, memoranda, summaries, analyses, paper works, sketches, designs, charts, specifications, prints, compilations, or any other writings relating to Confidential Information, and any other materials embodied in drawings, floppy discs, tapes, CD ROM, hard drives, software or in any other possible way containing or relating to Confidential Information or any part thereof, whether or not prepared by Company or on its behalf, (ii) all documents received, used, or that shall be received or used, by me in relation with my employment with Company, and/or (iii) the contents of such Confidential Documents as stored in my memory.

1.3.   “Competing Goods” means any goods sold in competition with the Prescribed Goods;

1.4.   “Competing Services” means any services rendered in competition with the Prescribed Services;

1.5.   “Prescribed Areas” means Israel or in any other part of the world in which Company conducts its business;

1.6.   “Prescribed Customers” means any person who is or was a customer of Company at the termination date; or who is or was a customer of Company at the termination date or who was a potential customer with which I had been engaged in negotiations with a view to doing business on behalf of Company within the period of 6 (six) months preceding the termination date;

1.7.   “Prescribed Goods” means any products sold by Company in the ordinary course of business as at the termination date or which is then included in any strategic plan of Company;

1.8.   “Prescribed Services” means any services rendered by Company in the ordinary course of business as at the termination date or which is then included in any strategic plan of Company;

1.9.   “Prescribed Suppliers” means any person who is or was a supplier of Prescribed Goods and/or Prescribed Services to Company at the termination date; or is or was a supplier of Prescribed Goods and/or Prescribed Services to Company at the termination date with which I had been engaged in negotiations with a view to doing business on behalf of Company within the period of 6 (six) months preceding the termination date;

1.10. “Restraint Period” means a period of 12 (twelve) months calculated from the termination date;

1.11. “Termination Date” means the date upon which my employment with the Company ceases or is terminated for any reason whatsoever;

2.      I am fully aware that Confidential Information and Confidential Documents are the exclusive property of Company, and that they were made or shall be made available to me and for my use solely for the purpose of my work as an employee of Company.

3.      I undertake towards Company as follows:

3.1.   To maintain as fully confidential all Confidential Information and Confidential Documents;

3.2.   Not to disclose or divulge to any third party, or allow any third party access to any of Confidential Information or Confidential Documents, or use any of thereof, whether directly or indirectly, save exclusively for the purposes of my work as an employee of Company.

3.3.   Not to misuse any of Confidential Information or Confidential Documents, or any part thereof, in a manner other than the usual use of Confidential Information and Confidential Documents and for a purpose other than the purpose for which Confidential Information and Confidential Documents were divulged to me.

3.4.   Not to make public or divulge in any way Confidential Information and Confidential Documents or any part thereof.

3.5.   Not to duplicate, copy, scan, or create in any other way copies of Confidential Documents or any part thereof, except for the purpose for which the Confidential Information and Confidential Documents were divulged to me.

3.6.   Upon demand of Company, at any time whatsoever, to return to Company the Confidential Information and Confidential Documents or any part thereof or copies thereof in any form whatsoever, and to, if so required, confirm in writing to Company that all Confidential Information and Confidential Documents or any copies thereof in any form whatsoever which had been in my possession have been returned to Company, and that I did not retain any copies of it, including copies made by electronic forms.

3.7.   Not to remove from Company’s premises or take for my use any of Confidential Information and Confidential Documents without Company’s prior written approval, unless if such removal is made strictly for the purposes of performing my undertakings towards Company.

4.      I agree and accept that:

4.1.   Company reserves all rights in any inventions, patents, copyrights, designs, and any other intellectual property invented or devised by it in relation to Confidential Information and Confidential Documents.

4.2.   Any invention including any patent or patent application and any copyrights or any other intellectual property invented or created by me during my employment with Company or as a result of my employment with Company (the “IP”), shall be the exclusive property of Company, and I do not have and shall not have any demand or claim against Company relating to the IP and no monetary rights therein. This Section will be considered for any purpose as “Contract” according to the meaning of this term in Section 134 of the Patents law. In other words, I hereby agree that I will not be entitled for any compensation for IP, and that I will not address in this matter to The Payment and Compensation Commission (“Hava’ada Leinianey pitzuim vetamlugim”) by virtue of the Patents law. Despite of the above, it is hereby agreed that if Company will be forced, by any entity or authority, to pay me or whoever in my place, any compensation due to the rights stipulated above, this payment will be considered as my debt to Company, hence Company shall be entitled to offset and deduct this payment from any other sum that I am entitled to from Company according to this Undertaking (or according to other binding agreement between me and Company), including from the sum that I will be entitled to receive from Company as mentioned above.

4.3.   I undertake to sign any document and to do any other act required in order to assign and register the said rights in the name of Company, or to prove Company’s rights, if and to the extent that this is required in the opinion of Company and/or Company’s legal counsels.

4.4.   I shall not challenge Company’s intellectual property rights in any way, including without limitation, by filing to any court, patent or other authority, a claim, opposition or request for cancellation against such rights.

5.      The restrictions of use and disclosure set forth in this undertaking shall not apply to any Confidential Information and Confidential Documents which after they were disclosed became, available to the general public, through no breach of a confidentiality undertaking towards Company.

6.      It is recorded that in the course of my duties I (i) have acquired and/or will acquire considerable know-how in and will learn of Company’s techniques relating to the business; (ii) will have access to names of customers with whom Company does business, whether embodied in written form or otherwise; (iii) will have the opportunity of forging personal links with customers of Company; and (iv) generally will have the opportunity of learning and acquiring the trade secrets, business connections and other Confidential Information appertaining to Company’s business.

7.      I acknowledged that the only effective and reasonable manner in which Company’s rights in respect of its business secrets and customer connections can be protected is the restraint I am imposing upon myself as set forth hereunder. Therefore, in consideration of the non-competition payment, as set in my employment agreement, I hereby undertake that during the term of my employment with Company and for the duration of the Restraint Period, whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise and whether for reward or not, directly or indirectly, I shall not —

7.1.   Carry on or be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern which carries on, in the Prescribed Areas any business which sells Prescribed Goods and/or Competing Goods or renders Prescribed Services or Competing Services or in the course of which Prescribed Goods or Competing Goods are sold and/ or Prescribed Services or Competing Services are rendered; provided that I shall not be deemed to have breached my undertaking by reason of my — (i) holding shares in Company; or (ii) holding shares in any company the shares of which do not in aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company and which are listed on a recognized stock exchange if the shares owned by me or by my relatives (as defined in the Israeli Companies Law 1999) which do not in the aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company.

7.2.   Not to solicit, on my own account or for any other person, the services of, or endeavor to entice away from Company any director, employee, consultant or a subcontractor of, or any other person related to Company, who during the period of 12 months prior to such termination occupied a senior or managerial position in relation to Company, and/or who was likely (in the opinion of Company) to be: (i) in possession of Confidential Information; or (ii) able to influence the customers’ connections of Company (whether or not such person would commit any breach of his contract of employment or engagement with Company).

7.3.   Furnish any information or advice (whether oral or written) to any prescribed customer that I intend to or will, directly or indirectly, be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern carried on in any of the Prescribed Areas which sells Prescribed Goods and/or Competing Goods or renders Prescribed Services and/or Competing Services or in the course of which Prescribed Goods and/or Competing Goods are sold and/or Prescribed Services or Competing Services are rendered during the Restraint Period; or

7.4.   Furnish any information or advice (whether oral or written) to any Prescribed Customer or use any other means or take any other action which is directly or indirectly designed, or in the ordinary course of events calculated, to result in any such Prescribed Customer terminating his association with Company and/or transferring his business to or purchasing any Prescribed Goods or Competing Goods or accepting the rendering of any Prescribed Services or Competing Services from any person other than the Company, or attempt to do so.

7.5.   Solicit orders from Prescribed Customers for the Prescribed Goods and/or any Competing Goods and/or the Prescribed Services and/or any Competing Services; or canvass business in respect of the Prescribed Goods and/or any Competing Goods and/or the Prescribed Services and/or Competing Services from Prescribed Customers; or sell or otherwise supply any Prescribed Goods and/or Competing Goods to any Prescribed Customer; or render any Prescribed Services and/or Competing Services to any Prescribed Customer; or purchase any Prescribed Goods and/or Competing Goods from any Prescribed Supplier or accept the rendering of any Prescribed Services and/or Competing Services from it; or solicit appointment as a distributor, licensee, agent or representative of any Prescribed Supplier in respect of Prescribed Goods and/or Prescribed Services, including on behalf of or for the benefit of a Prescribed Supplier.

Each of the undertakings set out in this Section 7 (including those appearing in a single sub-section) is severable inter alia as to (i) the nature of interest, act or activity; (ii) the categories of persons falling within the definition of Prescribed Customers; (iii) the categories of goods falling within the definition of the Prescribed Goods and Competing Goods; (iv) the categories of services falling within the definition of the Prescribed Services and Competing Services; and (v) the categories of persons falling within the definition of Prescribed Supplier.

8.      It is agreed and recorded that, without prejudice to any right or remedy which is available to Company under any law or agreement, the unauthorized disclosure or use of any Confidential Information and Confidential Documents or a breach of my undertakings pursuant to Section 7 above, will cause immediate or irreparable injury to the Company and that the Company cannot be adequately compensated for such injury in monetary damages, then, in order to safeguard the Company from any possible breach of confidentiality, I consent in advance that Company will be permitted to obtain, from any court or tribunal, any temporary or permanent injunctive relief necessary to prevent such unauthorized disclosure or use, or threat of unauthorized disclosure or use.

9.      This Undertaking shall form an integral part of my employment agreement with the Company and a breach of any of my obligations hereunder, shall also constitute a material breach of such employment agreement.

10.    This Undertaking shall be interpreted and construed in accordance with the laws of the State of Israel and the competent courts in Tel-Aviv-Jaffa shall have exclusive jurisdiction for all matters pertaining or relating thereto.

11.    If any condition, term or covenant of this Undertaking shall at any time be held to be void, invalid or unenforceable, such condition, covenant or term shall be construed as severable and such holding shall attach only to such condition, covenant or term and shall not in any way affect or render void, invalid or unenforceable any other condition, covenant or term of this Undertaking, and this Undertaking shall be carried out as if such void, invalid or unenforceable term were not embodied herein.

12.    Unless specifically limited herein, my undertakings hereunder shall be valid: (i) during the term of my employment with the Company, and unless the Company waived such right in writing, following termination of my employment with the Company (and will survive such termination or expiration) without time limitation; (ii) in Israel or outside Israel, and — (iii) whether such undertakings may or may not be registered under any register prescribed by law.

Date: November 5, 2019
Name: Yehuda Holtzman
Signature:	/s/ Yehuda Holtzman

APPENDIX B — MARKED COPY OF THE FORM OF INDEMNIFICATION AGREEMENT

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is effective as of November 24, 2019 by and between On Track Innovations Ltd., a company organized and existing under the laws of Israel (the “Company”) and ____________, I.D. No. ________ (“Indemnitee”).

WHEREAS, the Company desires to attract and retain qualified directors and officers and to provide them with protection against liability and expenses incurred while acting in that capacity; and

WHEREAS, Indemnitee is director or officer of the Company; and

WHEREAS, in order to induce Indemnitee to serve as a director or officer of the Company, the Company agrees to indemnify Indemnitee upon certain occurrences, all under the terms of this Agreement.

Now, therefore, the parties agree as follows:

1.      Indemnity. The Company hereby agrees, subject to the limitations set forth in this Agreement and to applicable law:

To indemnify Indemnitee to the greatest extent possible under applicable law against any liability or expense in respect of any acts or omissions of Indemnitee in his capacity as a director or officer of the Company, as follows:

1.1.   a financial obligation imposed on Indemnitee in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court;

1.2.   reasonable litigation expenses, including attorneys’ fees, expended by Indemnitee or charged to him by a court, in a proceeding instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted or in any criminal proceeding of a crime which does not require proof of mens rea (criminal intent) in which the Indemnitee is convicted, or due to an investigation or a proceeding conducted against him by an authority authorized to conduct an investigation or a proceeding, pursuant to which no indictment was filed against him and no monetary liability was imposed on him as an alternative to a criminal proceeding, or due to an investigation or a proceeding conducted against him by an authority authorized to conduct an investigation or a proceeding, pursuant to which no indictment was filed against him but a monetary liability was imposed on him as an alternative to a criminal proceeding, for a crime which does not require a finding of mens rea (criminal intent) (collectively referred to hereinafter as a “Claim”);

1.3.   a payment which Indemnitee is obligated to make to an injured party as set forth in Sections 52(54)(a)(1)(a) and 56(8)(b)(1) of the Israeli Securities Law, 1968, as amended (the “Securities Law”), and Section 50(16)(b)(1) of the Israeli Restrictive Trade Practices Law, 5758-1988, if applicable, and expenses that Indemnitee incurs in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, if applicable, including reasonable legal expenses, which term includes attorney fees; and

1.4.   any other obligation or expense in respect of which it is permitted or will be permitted under the Companies Law, 5759-1999, to indemnify an officer or director, subject to and in accordance with all applicable law.

The above indemnification will also apply to any action taken by the Indemnitee in his capacity as a director and/or officer of any other company controlled, directly or indirectly, by the Company (a “Subsidiary”) or in his capacity as a director, officer or observer at board of directors’ meetings, of a company not controlled by the Company but where his appointment as a director, officer or observer results from the Company’s holdings in such company (“Affiliate”).

2.      General Limitations on Indemnity. If, when and to the extent that a final judicial determination is made, as to which all rights of appeal therefrom have been exhausted or lapsed, the Indemnitee would not be permitted to be so indemnified as provided under this Agreement, the Company shall be entitled to be reimbursed by Indemnitee

(who hereby agrees to reimburse the Company) for all such amounts theretofore paid. Indemnitee’s obligation to reimburse the Company for any advance expenses or other sums paid hereunder shall be unsecured and no interest shall be charged thereon.

3.      Limitations on Indemnity.

3.1.   The Company undertakes to indemnify Indemnitee, with respect to Section 1(i) above, and in accordance with the terms of this Agreement up to a total amount of US$10,000,000 (Ten Million United States Dollars) in the aggregate, under the circumstances of indemnification of Indemnitee as set forth in this Agreement.

3.2.   Indemnitee shall not be entitled to indemnification under Section 1, for financial obligations imposed arising from any of the following: (i) a breach of the duty of fiduciary by Indemnitee, except, to the extent permitted by law, for a breach of the duty of fiduciary by the Indemnitee to the Company, a Subsidiary or an Affiliate while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the Company, Subsidiary or Affiliate, as applicable; or (ii) a violation of the Indemnitee’s duty of care towards the Company, which was committed intentionally or recklessly, except if it was done in negligence only; or (iii) an act committed with the intention to realize a personal unlawful profit; or (iv) a fine or monetary penalty imposed on Indemnitee (excluding a fine or monetary penalty imposed pursuant to the conviction of a crime which requires proof of mens rea (criminal intent)); or (v) a counterclaim made by the Company or in its name in connection with a claim against the Company filed by Indemnitee, other than (a) by way of defense or by way of third party notice in connection with claim brought against the Indemnitee, or (b) in specific cases in which the Company’s Board of Directors has approved the initiation or bringing of such suit by Indemnitee, which approval shall not be unreasonably withheld.

3.3.   The indemnification amount actually paid shall be limited to those amounts not covered by the Company’s directors and officers insurance policy (the “D&O Policy”), such that Indemnitee will not be entitled to payment from the Company for amounts which Indemnitee has actually obtained under the D&O Policy.

3.4.   Subject to the provisions of this Section 3, the indemnification hereunder will, in each case, cover all sums of money that the Indemnitee will be obligated to pay, in those circumstances for which indemnification is permitted under the law.

3.5.   The Company will be entitled to reimbursement of amounts collected from a third party in connection with liabilities indemnified hereunder. Such reimbursement shall not exceed the amount the Company has paid to the Indemnitee.

4.      Limitation of Categories of Claims. The indemnification pursuant to Section 1(i) above, shall only relate to liabilities arising in connection with acts or omissions of Indemnitee in respect of the following events and circumstances which are deemed by the Company’s Board of Directors to be foreseeable at the date hereof:

4.1.   The offering of securities by the Company and/or by a shareholder thereof to the public and/or to private investors or the offer by the Company to purchase securities from the public and/or from private investors or other holders pursuant to a prospectus, agreements, notices, reports, tenders and/or other proceedings;

4.2.   Occurrences in connection with investments in or by the Company and/or Subsidiary and/or Affiliate in other corporations whether before and/or after the investment is made, entering into the transaction, the execution, development and monitoring thereof, including actions taken by the Indemnitee in the name of the Company and/or Subsidiary and/or Affiliate as a director, officer, employee and/or board observer of the corporation which is the subject of the transaction and the like;

4.3.   The sale, purchase and holding of negotiable securities or other investments for or in the name of the Company and/or Subsidiary and/or Affiliate;

4.4.   Actions in connection with the merger of the Company and/or any Subsidiary and/or any Affiliate with or into another entity;

4.5.   Actions in connection with the sale of the operations, assets and/or business, or part thereof, of the Company and/or Subsidiary and/or Affiliate;

4.6.   Without derogating from the generality of the above, actions in connection with the purchase or sale of companies, legal entities or assets, licensing or acquisition of rights in products, assets or technologies of other persons or legal entities, and the sale, licensing or grant of license in the same to other persons or legal entities, and the division or consolidation thereof;

4.7.   Actions taken in connection with labor relations and/or employment matters (including employment-related benefits) in the Company and/or Subsidiary and/or Affiliate and trade relations of the Company and/or Subsidiary and/or Affiliate, including with employees, independent contractors, customers, suppliers and various service providers;

4.8.   Actions in connection with the developing, testing and manufacturing of products (including a third party’s products, solutions and technologies) by the Company and/or Subsidiary and/or Affiliate or in connection with the distribution, sale, license or use of such products, solutions or technologies, and management of projects whether of the Company and/or Subsidiary and/or affiliate and/or any third party;

4.9.   Actions relating to the promotion, offering and/or support of the products, solutions and technologies in the fields of operation of the Company, any of its Subsidiaries or Affiliates as shall exist from time to time.

4.10. Actions taken in connection with the intellectual property of the Company and/or Subsidiary and/or Affiliate and its protection, including the registration or assertion of rights to intellectual property and the defense of claims related to intellectual property or any claim or demand made for actual or alleged infringement, misappropriation, or misuse of any third party’s intellectual property rights by the Company, its Subsidiaries or Affiliates, including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, and misappropriation of ideas by the Company, its Subsidiaries or Affiliates;

4.11. Actions taken pursuant to or in accordance with the policies and procedures of the Company and/or Subsidiary and/or Affiliate, that have been decided upon, whether such policies and procedures are published or not, and actions relating to the operations and management of the Company and/or of any Subsidiaries and/or Affiliates.

4.12. Occurrences resulting from the Company’s and/or Subsidiary’s and/or Affiliate’s status as a public company, and/or from the fact that the Company’s securities were offered to the public and/or are traded on a stock exchange, whether in the U.S., Israel or elsewhere;

4.13. Any claim or demand made by any lenders or other creditors or for monies borrowed by, or other indebtedness of, the Company and\or Subsidiary and/or any Affiliate.

4.14. Any claim or demand made by any third party suffering any personal injury or damage to business or personal property through any act or omission attributed to the Company or its Subsidiaries or its Affiliates, or their respective employees, agents or other persons acting or allegedly acting on their behalf.

4.15. Any claim or demand made by suppliers, contractors or other third parties transacting any form of business with the Company in the ordinary course of their respective businesses, relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise.

4.16. Any claim or demand made in connection with any transaction not in the ordinary course of business of either the Company or the party making such claim (including any transaction with directors or officers of the Company or any controlling shareholder of the Company).

4.17. Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company and\or Subsidiary and/or Affiliate, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, any federal, state, municipal or foreign taxes or other mandatory payments of any nature whatsoever, including, without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

4.18. Any actions or decisions relating to insurance matters and/or risk management of the Company.

4.19. The filing of a report and/or announcement required by the Companies Law and/or any securities law which is applicable or may be applicable to the Company from time to time, including the U.S. Securities Laws, including the regulations pertaining to these laws, the Israeli Securities Law — 1968, and/or according to rules and/or regulations adopted by the NASDAQ or the Tel-Aviv Stock Exchange or any other stock exchange and/or securities market and/or any law of any other country pertaining to these issues and/or the failure to file such a report and/or announcement, and/or actions relating to tender offers of the Company, including actions relating to delivery of opinions in relation thereto.

4.20. Any decision regarding a distribution, as defined in the Companies Law, including a distribution pursuant to a court order, and/or repurchase of shares or returns of capital or loans of the Company.

4.21. Any actions in connection with the change in the Company’s structure and/or a reorganization of the Company, including any arrangement between the Company and its shareholders and/or creditors according to the Companies Law, and/or any decision relating to these issues including, but not limited to, a change in the Company’s capital, the establishment of subsidiaries and/or their liquidation or sale, and/or all allotments or distributions.

4.22. Approval of corporate actions, including the approval of acts of the Company’s management, its guidance and its supervision.

4.23. Any claim or demand made in connection with any expression of opinion or saying made in good faith during the course of performance of duties and in connection with the performance of duties, including during meetings of the board of directors or committees of the Company;

4.24. Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity (in Israel or abroad), including the Office of the Chief Scientist or the Investment Center of the Israeli Ministry of Industry and Commerce, the Israeli Antitrust Authority or the Israel Securities Authority, or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any governmental entity applicable to the Company and/or Subsidiary, or any of their respective businesses or operations.

4.25. Any claim or demand made by purchasers, holders, lessors or other users of products of the Company, for damages, losses or personal injuries related to such products.

4.26. Any claim or demand made in connection with any preparation or formulation of work plans, including pricing, marketing, distribution, instructions to employees, customers and suppliers, and collaboration with competitors.

4.27. Any acts in regard of invasion of privacy, participation and/or non-participation at Board meetings and/or voting and/or abstention from voting at Board meetings, approval of corporate actions, claims of failure to exercise business judgment.

4.28. Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard of the Company’s business.

4.29. Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction.

4.30. Decisions and/or actions relating to environmental compliance, including pollution, contamination and hazardous materials.

4.31. Granting of liens on Company assets and granting guarantees on behalf of the Company.

4.32. Claims in connection with publishing or providing any information, including any filings with governmental authorities in the U.S., Israel and elsewhere, on behalf of the Company, in the circumstances required under applicable laws.

4.33. Claims in connection with the preparation, approval or providing of any annual or quarterly financial statements, profit and loss statements, balance sheets and similar financial information or forecasts.

4.34. Any of the forgoing actions or decisions relating or otherwise applicable to any Subsidiary or Affiliate of the Company.

4.35. Any claim or demand, not covered by any of the categories of events described above, which, pursuant to any applicable law, a director or officer of the Company may be held liable to any government or agency thereof, or any person or entity, in connection with actions taken by such director or officer in such capacity.

5.      Expenses; Indemnification Procedure. The Company shall advance Indemnitee all expenses incurred by Indemnitee in connection with a Claim on the date on which such amounts are first payable (“Time of Indebtedness”), and with respect to items mentioned in Section 1(ii) above, even prior to a court decision, but has no duty to advance payments in less than twenty (20) days (but in any event not later than thirty (30) days) following delivery of a written request therefor by Indemnitee to the Company. Advances given to cover legal expenses in criminal proceedings will be repaid by Indemnitee to the Company, if such proceedings are concluded in such manner that would not have entitled the Indemnitee to indemnification under Section 1 above. Additionally, the Company shall make available to Indemnitee any securities and/or guarantees which Indemnitee will be required to provide in the framework of any action or proceeding and/or according to any interim decision, including arbitration proceedings, and including with respect to the exchange of any attachments imposed on Indemnitee’s assets.

6.      Notification and Defense of Claim. If any Claim is brought against Indemnitee in respect of which indemnity may be sought under this Agreement:

6.1.   The Indemnitee shall promptly notify the Company of any legal proceedings initiated and of all possible or threatened legal proceedings without delay following first becoming aware thereof, and the Indemnitee shall deliver to the Company, or to such person as it shall advise, without delay all documents received in connection with these proceedings. Similarly, the Indemnitee must advise the Company on an ongoing and current basis concerning all events which the Indemnitee suspects may give rise to the initiation of legal proceedings against the Indemnitee. Notice to the Company shall be directed to the Chief Executive Officer with a copy to the General Counsel and the Chief Financial Officer of the Company as per Section 19 hereof, or if the Indemnitee is then the Chief Executive Officer of the Company, such notice shall be directed to the Chairman of the Board and the other addressees.

6.2.   The Company will be entitled to participate therein at its own expense or to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ its own counsel in connection with any such Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (i) the Company shall not have assumed the defense of the Claim, or (ii) the named parties to any such action (including any impleaded parties) include both Indemnitee and the Company, and Indemnitee shall have reasonably concluded that joint representation is inappropriate under applicable standards of professional conduct due to a conflict of interest between Indemnitee and the Company, in either of which events reasonable fees and expenses of such counsel to Indemnitee shall be borne by the Company. However, in no event will the Company be obligated to pay the fees or expenses of more than one firm of attorneys representing Indemnitee in connection with any one Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances. For the avoidance of doubt, in the case of criminal proceedings the Company and/or the attorneys as aforesaid will not have the right to plead guilty in Indemnitee’s name or to agree to a plea-bargain in his name without his prior written consent. Furthermore, in a civil proceeding (whether before a court or as a part of a compromise arrangement), the Company and/or its attorneys will not have the right to admit to any occurrences that are not indemnifiable pursuant to this Agreement and/or pursuant to law, without Indemnitee’s prior written consent. However, the aforesaid will not prevent the Company and/or its attorneys as aforesaid, with the approval of the Company, to come to a financial arrangement with a plaintiff in a civil proceeding without Indemnitee’s consent so long as such arrangement will not be an admittance of an occurrence not fully indemnifiable pursuant to this Agreement and/or pursuant to law and further provided that any such settlement or arrangement does not impose on Indemnitee any liability or limitation.

6.3.   The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s written consent. Indemnitee shall give the Company such information and cooperation as may be required.

6.4.   The Indemnitee will fully cooperate with the Company and/or any attorney as aforesaid in every reasonable way as may be required within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents, provided that the Company shall cover all costs incidental thereto such that the Indemnitee will not be required to pay the same or to finance the same himself.

7.      Subrogation. In the event of payment under this Agreement from Company to Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8.      Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Indemnitee or by the party or parties who appointed the Indemnitee and certain of such party’s affiliates (collectively, the “Appointing Party”). The Company hereby agrees, with respect to Indemnitee’s right to indemnification pursuant hereto: (i) that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Appointing Party or its (or the Indemnitee’s) insurer to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that, subject to the provisions hereof, the Company shall be required to advance the full amount of expenses incurred by Indemnitee and indemnifiable hereunder and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Company’s Articles Association (or any agreement between the Company and Indemnitee) all subject to the provisions hereof, without regard to any rights Indemnitee may have against the Appointing Party or its (or the Indemnitee’s) insurer, and, (iii) that the Company irrevocably waives, relinquishes and releases the Appointing Party or its (or the Indemnitee’s) insurer from any and all claims against the Appointing Party or its (or the Indemnitee’s) insurer for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Appointing Party or its (or the Indemnitee’s) insurer on behalf of an Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Appointing Party or its (or the Indemnitee’s) insurer shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and the Indemnitee agree that the Appointing Party or its (or the Indemnitee’s) insurer are express third party beneficiaries of the terms hereof.

9.      Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses actually or reasonably incurred by Indemnitee in connection with a Claim or Claims, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses to which Indemnitee is entitled.

10.    Other Indemnification. Except to the extent provided in Section 8 above, the Company will not indemnify Indemnitee for any liability with respect to which Indemnitee has received payment by virtue of an insurance policy or other indemnification agreement, other than for amounts, which are in excess of the amount paid to Indemnitee pursuant to such policy or agreement and other than a deductible payable by the Indemnitee under an insurance policy or indemnification agreement.

11.    Collection from a Third Party. The Company will be entitled to any amount collected from a third party in connection with a Claim or Claims actually indemnified hereunder by the Company.

12.    Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights he may have under the Company’s Articles of Association or applicable law or otherwise, and to the extent that during the indemnification period hereunder the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights.

13.    Exemption. The Company hereby exempts Indemnitee, to the fullest extent permitted by law, from any liability, or any part of liability, for damages caused as a result of a breach of his duty of care to the Company, provided that in no event shall he be exempt with respect to any actions listed in Section 3.2 above.

14.    Post Factum Indemnification. It is hereby clarified that nothing in here shall limit the Company’s right to indemnify the Indemnitee post factum, for any and all amounts or events, without limitation.

15.    Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. If such invalid or unenforceable undertaking may be modified or amended so as to be valid and enforceable as a matter of law, such undertaking will be deemed to have been modified or amended, and any competent court or arbitrator are hereby authorized to modify or amend such undertaking, so as to be valid and enforceable to the maximum extent permitted by law.

16.    Termination of Services. For the avoidance of doubt, the Company will indemnify Indemnitee even if at the relevant Time of Indebtedness Indemnitee is no longer a director or officer of the Company or of a Subsidiary or a director, officer and/or board observer of an Affiliate, as applicable, provided, that the obligations are in respect of actions taken by the Indemnitee while serving as a director, officer and/or board observer, as aforesaid, and in such capacity.

17.    Attorneys’ Fees. In the event of any litigation or other action or proceeding to enforce or interpret this Agreement, the prevailing party as determined by the court shall be entitled to an award of its reasonable attorneys’ fees and other costs, in addition to such relief as may be awarded by a court or other tribunal.

18.    Further Assurances. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary, if for the validation of any of the undertakings in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid.

19.    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand or by fax or other means of electronic communication and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked.

20.    Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes and cancels all prior agreements, proposals, representations and communications between the parties regarding the subject matter hereof. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

21.    Binding Effect; No Assignment. This Agreement shall be binding upon Indemnitee and the Company, their successors and assignees, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assignees and to the benefit of the Company, its successors and assignees. Indemnitee shall not assign or otherwise transfer his rights under this Agreement and any attempt to assign or transfer such rights shall be deemed null and void.

22.    Governing Law; Jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Israel, without regard to their rules of conflict of laws, and any dispute arising from or in connection with this Agreement is hereby submitted to the sole and exclusive jurisdiction of the competent courts in Tel Aviv, Israel.

23.    Construction. The undertakings of the parties pursuant to this Agreement shall be widely construed and in a manner designated to give them effect, to the fullest extent permissible under law. In the event of any contradiction between the provisions of this Agreement and any provision of law that is not dispositive or which cannot be amended, the provision of law shall prevail but the same shall not impair or derogate from the validity of the other provisions hereunder.

24.    Counterpart Signatures. This Agreement may be executed in counterparts, both of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that two parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or PDF signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written hereinabove.

On Track Innovations Ltd.	Indemnitee
By:	By:
Name:	Name:
Title:
On Track Innovations Ltd.
By:
Name:
Title:

ON TRACK INNOVATIONS LTD. HATNUFA 5 YOKNEAM INDUSTRIAL ZONE YOKNEAM, ISRAEL 2069200

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until Saturday, April 11, 2020 at 10:00 A.M. Israel Time, which is Saturday, April 11, 2020 at 03:00 A.M. Eastern Time (“Cut-Off Date”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it no later than the Cut-Off Date in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may also return the signed and dated proxy card to our principal executive offices at Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200 no later than the Cut-Off Date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ON TRACK INNOVATIONS LTD.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6, and 7.
1.

To approve an increase in the Company’s authorized share capital, by NIS 5,000,000, divided into 50,000,000 ordinary share of NIS 0.1 par value per share, to NIS 10,000,000, divided into 100,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Company’s Articles of Association and Memorandum of Association accordingly.

		For ☐	Against ☐	Abstain ☐
2.

To approve that the purchase of 4,800,000 ordinary shares by Jerry L. Ivy, Jr. Descendants’ Trust (“Ivy”), pursuant to the share purchase agreement dated December 23, 2019 by and among the Company, Ivy, and such other investors, as a private placement the purpose of which is to allow Ivy to hold more than 25% of the total voting rights at the general meeting of the shareholders of the Company, pursuant to Section 328(b) of the Israeli Companies Law of 1999.

		For ☐	Against ☐	Abstain ☐
3.

For each of the following director nominees (each, a “Director Nominee”), to approve the election of the Director Nominee, and to approve the grant of options to the Director Nominee, as described in the accompanying proxy statement:

	3a. Mr. Eran Gilad	For ☐	Against ☐	Abstain ☐
	3b. Mr. Michael Shanahan	For ☐	Against ☐	Abstain ☐
4.	4a. To elect Ms. Donna Seidenberg Marks as an External Director.	For ☐	Against ☐	Abstain ☐

4b. Please mark YES if you are a controlling shareholder or have a personal interest in resolution 4a above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.

		Yes ☐	No ☐
	4c. to elect Mr. Leonid Berkovich as an External Director, and to approve a grant of options to Mr. Leonid Berkovich, as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐

4d. Please mark YES if you are a controlling shareholder or have a personal interest in resolution 4c above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.

		Yes ☐	No ☐
5.	5a. To approve the Employment Agreement of the Company’s Chief Executive Officer, Mr. Yehuda Holtzman, substantially in the form attached to the proxy statement as Appendix A.	For ☐	Against ☐	Abstain ☐

5b. Please mark YES if you are a controlling shareholder or have a personal interest in resolution 5a above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.

		Yes ☐	No ☐
6.

6a. To approve the issuance of Indemnification Agreements to the directors and officers of the Company currently in office and as may be appointed from time to time, substantially in the form attached to the proxy statement as Appendix B.

		For ☐	Against ☐	Abstain ☐

6b. Please mark YES if you are a controlling shareholder or have a personal interest in resolution 6a above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.

		Yes ☐	No ☐
7.	To approve the cash compensation payable to our directors (including external directors), currently in office and as may be elected from time to time, as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐
Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting:

The Notice & Proxy Statement are available at www.proxyvote.com.
A copy of the Notice and Proxy Statement are also available at the On Track Innovations Ltd. website at
http://www.otiglobal.com/agm

If you have not voted by phone or internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

ON TRACK INNOVATIONS LTD.
Extraordinary Meeting of Shareholders
April 14, 2020
THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ON TRACK INNOVATIONS LTD.

The undersigned shareholder of On Track Innovations Ltd. (the “Company”) hereby appoints Yehuda Holtzman and Assaf Cohen, or either of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the Extraordinary Meeting of Shareholders of the Company (the “Shareholders Meeting”) to be held at the Company’s offices at Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200 on Tuesday, April 14, 2020, at 10:00 a.m., Israel Time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth on the reverse side. The undersigned hereby acknowledges receipt of the Notice of an Extraordinary Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO PROPOSALS NO. 1, 2, 3 AND 7 SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS NO. 1, 2, 3 AND 7.

Continued and to be signed on the reverse side